                                                                   EXHIBIT 10.26


                                                                EXECUTION COPY


                         MACQUARIE DISTRICT ENERGY, INC.



                                U.S. $120,000,000



                       6.82% Senior Secured Notes due 2023
                       6.40% Senior Secured Notes due 2023



                             NOTE PURCHASE AGREEMENT



                         Dated as of September 27, 2004

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----

SECTION 1.  INTRODUCTORY MATTERS; ISSUANCE OF NOTES.........................    1
      1.1     Introductory Matters..........................................    1
      1.2.    Authorization.................................................    1
      1.3.    Issuance of Notes.............................................    1
      1.4.    The Closing...................................................    2
      1.5.    Waiver of Closing Conditions..................................    2

SECTION 2.  THE NOTES; INTEREST; FEES.......................................    2
      2.1.    Notes.........................................................    2
      2.2.    Interest......................................................    2
      2.3.    Fee...........................................................    3

SECTION 3.  PREPAYMENTS.....................................................    3
      3.1.    Scheduled Prepayments.........................................    3
      3.2.    Optional Prepayments..........................................    3
      3.3.    Mandatory Prepayments.........................................    4
      3.4.    Allocation of Prepayments.....................................    5
      3.5.    Surrender, Etc................................................    5
      3.6.    Purchase of Notes.............................................    5

SECTION 4.  CONDITIONS PRECEDENT............................................    6
      4.1.    Conditions to the Closing.....................................    6
      4.2     Conditions to Initial Disbursement............................    8
      4.3     Conditions to Second Disbursement.............................   13
      4.4     Conditions to all Disbursements...............................   17

SECTION 5.  REPRESENTATIONS AND WARRANTIES..................................   18
      5.1.    Organization..................................................   18
      5.2.    Authorization; Enforceability; Execution and Delivery.........   19
      5.3.    No Breach of Laws and Contracts, Etc.; Nature of
              Business......................................................   19
      5.4.    Rights; Governmental Approvals................................   20
      5.5.    Proceedings...................................................   21
      5.6.    Financial Condition...........................................   21
      5.7.    Information; Disclosure.......................................   22
      5.8.    Taxes.........................................................   23
      5.9.    Margin Stock..................................................   23
      5.10.   ERISA.........................................................   23
      5.11.   Status Under Certain Statutes.................................   24
      5.12.   Collateral....................................................   26
      5.13.   Environmental Matters.........................................   26
      5.14.   Ownership, Etc................................................   28
      5.15.   Place of Business.............................................   28
      5.16.   No Default....................................................   28
      5.17.   Project Documents.............................................   29
      5.18.   Patents; Trademarks; Licenses.................................   29
      5.19.   Private Offering..............................................   29
      5.20.   Base Case Forecast............................................   30
      5.21.   Ranking.......................................................   30

      5.22.   Representations of Subsidiary Guarantors......................   30

SECTION 6.  REPRESENTATIONS OF THE PURCHASER................................   31
      6.1.  Purchase for Investment.........................................   31
      6.2.  Source of Funds.................................................   31
      6.3.  Purchaser Not a Utility.........................................   32

SECTION 7.  DELIVERY OF FINANCIAL STATEMENTS, OPERATING BUDGET AND OTHER
            INFORMATION.....................................................   33

SECTION 8.  INSPECTION OF PROPERTIES AND BOOKS..............................   36

SECTION 9.  COVENANTS.......................................................   36
      9.1.    Books and Records; Fiscal Year; Corporate Existence;
              Payment of Taxes; Compliance with Laws........................   36
      9.2.    Project Operation; Maintenance of Properties..................   37
      9.3.    Project Documents, Etc........................................   37
      9.4.    Merger and Consolidation; Disposition of Assets...............   39
      9.5.    Indebtedness..................................................   41
      9.6.    Liens.........................................................   41
      9.7.    Investments...................................................   41
      9.8.    Nature of Business; Maintenance of Office in New York.........   41
      9.9.    Transactions with Affiliates..................................   41
      9.10.   Environmental Compliance......................................   42
      9.11.   Restricted Payments...........................................   43
      9.12.   Further Assurances............................................   44
      9.13.   Insurance.....................................................   45
      9.14.   Collection of Payments........................................   49
      9.15.   Use of Proceeds...............................................   49
      9.16.   Capital Expenditures..........................................   49
      9.17.   Debt Service Coverage Ratio...................................   49
      9.18.   Payment of Obligations........................................   49
      9.20.   Investment Company Act; PUHCA; State Utility Regulation.......   49
      9.20.   Operating Budget..............................................   51
      9.21.   Ratings.......................................................   51

SECTION 10. EVENTS OF DEFAULT; REMEDIES.....................................   51
      10.1.   Events of Default.............................................   51
      10.2.   Remedies......................................................   54
      10.3.   Suits for Enforcement.........................................   55
      10.4.   Remedies Cumulative...........................................   56
      10.5.   Remedies Not Waived...........................................   56

SECTION 11. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES....................   56
      11.1.   Registration of Notes.........................................   56
      11.2.   Transfer and Exchange of Notes................................   56
      11.3.   Replacement of Notes..........................................   57

SECTION 12. AMENDMENT AND WAIVER............................................   57

SECTION 13. HOME OFFICE PAYMENT.............................................   59

SECTION 14. LIABILITIES OF THE PURCHASER....................................   59

SECTION 15. TAXES...........................................................   59

SECTION 16. MISCELLANEOUS...................................................   60
      16.1.   Expenses......................................................   60
      16.2.   Reliance on Representations...................................   61
      16.3.   Successors and Assigns........................................   61
      16.4.   Communications................................................   61
      16.5.   Indemnification...............................................   61
      16.6.   Limitation of Liability.......................................   62
      16.7.   Jurisdiction and Process......................................   62
      16.8.   Confidentiality...............................................   63
      16.9.   Governing Law.................................................   64
      16.10.  Headings......................................................   64
      16.11.  Counterparts..................................................   64
      16.12.  Severability..................................................   64


ANNEX I          -   Definitions

SCHEDULE I       -   Information Relating to Purchasers
SCHEDULE II      -   Amortization

SCHEDULE 4.1(e)  -   Section 4.1 Filings
SCHEDULE 4.2(e)  -   Section 4.2 Filings
SCHEDULE 4.3(e)  -   Section 4.3 Filings
SCHEDULE 4.2     -   Third Party Consents and Governmental Approvals
SCHEDULE 5.4     -   Necessary Governmental Approvals
SCHEDULE 5.5     -   Litigation
SCHEDULE 5.13    -   Environmental Disclosure
SCHEDULE 5.14    -   Ownership Interests
SCHEDULE 5.15    -   Place of Business
SCHEDULE 5.16    -   Default under Material Project Document
SCHEDULE 9.6     -   Liens
SCHEDULE 9.13    -   Insurance

EXHIBIT A        -   Form of Senior Secured Note due 2023
EXHIBIT B        -   Form of Agency, Disbursement and Control Agreement
EXHIBIT C        -   Form of Issuer Security and Pledge Agreement
EXHIBIT D1       -   Form of Subsidiary Guaranty, Pledge and Security Agreement
EXHIBIT D2       -   Form of Owner Subsidiary Guaranty and Security Agreement
EXHIBIT D3       -   Form of MDEH Guaranty and Pledge Agreement
EXHIBIT E        -   Form of Subsidiary Mortgage
EXHIBIT F        -   Form of Consent and Agreement
EXHIBIT G        -   Form of Assignment and Assumption Certificate
EXHIBIT H        -   Terms of Subordination
EXHIBIT I        -   Form of Sponsor Covenant
EXHIBIT J        -   Form of Aladdin Indemnity

                         MACQUARIE DISTRICT ENERGY, INC.
                                600 FIFTH AVENUE
                                   21ST FLOOR
                               NEW YORK, NY 10020


                                                            New York, New York
                                                      as of September 27, 2004

TO THE PURCHASERS WHOSE NAMES
APPEAR ON THE SIGNATURE PAGE HERETO:

Ladies and Gentlemen:

            Macquarie District Energy, Inc., a corporation duly formed and validly existing under the laws of the State of Delaware (the "Issuer"), hereby agrees with each of you (each, a "Purchaser" and, collectively, the "Purchasers"), and each Purchaser agrees with the Issuer, as follows:

      SECTION 1.    INTRODUCTORY MATTERS; ISSUANCE OF NOTES.

      Section 1.1.  Introductory Matters.

            (a) Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in Annex I to this Agreement.

            (b) The Issuer proposes to issue the Notes described in this Agreement, the proceeds of which will be used as follows: (i) $100,000,000 to fund or refinance the acquisition of the Chicago District Energy Project and $20,000,000 to fund or refinance the acquisition of the Las Vegas District Energy Project; (ii) to fund certain development and operational activities of the Issuer and its Subsidiaries; (iii) to pay the transaction costs and expenses incurred in connection with the transactions contemplated hereby; (iv) to pay the Fee (as defined below); and (v) to provide for the initial funding of the Debt Service Reserve Account.

                    Accordingly, the parties to this agreement agree as follows:

      Section 1.2. Authorization. The Issuer has duly authorized the issuance of $120,000,000 of its senior secured notes of which $100,000,000 aggregate principal amount shall be its 6.82% Senior Secured Notes due 2023 (the "Chicago Notes") and $20,000,000 aggregate principal amount shall be its 6.40% Senior Secured Notes due 2023 (the "Las Vegas Notes" and together with the Chicago Notes, the "Notes") substantially in the form of Exhibit A hereto, with such changes therefrom, if any, as may be approved by each Purchaser and the Issuer. As used herein, the term "Notes" shall include all notes originally issued pursuant to this Agreement and all notes delivered in substitution or exchange for any such originally issued notes pursuant to this Agreement.

      Section 1.3. Issuance of Notes. Subject to the terms and conditions of this Agreement, the Issuer shall issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Issuer, according to the Disbursement Schedule set forth below, Notes in the


                                                         NOTE PURCHASE AGREEMENT
aggregate principal amount set forth opposite such Purchaser's name in Schedule I hereto at a purchase price equal to 100% of such principal amount. The Purchasers' obligations under this Agreement are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser.

            The Notes shall be purchased by the Purchasers in two installments according to the schedule set forth below.

            EXPECTED FUNDING DATE                     AMOUNT
            ---------------------                     ------

            No later than September 30, 2004          US$100,000,000
            No later than September 30, 2004          US$20,000,000

      Section 1.4. The Closing. The closing of the purchase of the Chicago Notes and the initial funding (the "Closing") shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, located at One Chase Manhattan Plaza, New York, New York, at 10:00 a.m. (New York time), on September 29, 2004, or on such other Business Day as may be agreed upon by the Issuer and each Purchaser (the "Closing Date"). On the Closing Date, the Issuer will deliver to each Purchaser one or more Notes being purchased by such Purchaser, registered in the name of such Purchaser or in the name of such Purchaser's nominee, in any denominations (in multiples of $100,000), and in the aggregate principal amount to be purchased by such Purchaser pursuant to this Agreement, all as specified in
Schedule I hereto or as such Purchaser may specify by timely notice to the Issuer (or, in the absence of such notice, and if not specified in such Schedule I, one Note registered in such Purchaser's name), duly executed and dated the Closing Date, against payment of the purchase price therefor.

      Section 1.5. Waiver of Closing Conditions. If on the Closing Date (i) the Issuer fails to deliver to each Purchaser the Notes to be issued to such Purchaser on such date or (ii) the conditions specified in Section 4.1 have not been fully satisfied, such Purchaser may waive compliance with any such condition to such extent as such Purchaser may in its sole discretion determine, but such Purchaser shall have no obligation to do so. Nothing in this Section
1.5 shall operate to relieve the Issuer of any of its obligations under this Agreement or under the other Financing Documents or to waive any of the rights of such Purchaser against the Issuer.

      SECTION 2.    THE NOTES; INTEREST; FEES.

      Section 2.1. Notes. The purchase of the Notes by the Purchasers shall be evidenced by the Notes delivered to the Purchasers pursuant to Section 1.3 or by the one or more Notes delivered in connection with a transfer pursuant to Section 11.

      Section 2.2.  Interest.

            (a) Until the Final Maturity Date, each Chicago Note shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid


                                                         NOTE PURCHASE AGREEMENT
principal balance thereof at the rate of 6.82% per annum from the date of such Note, payable quarterly in arrears on each Payment Date and on the Final Maturity Date.

            (b) Until the Final Maturity Date, each Las Vegas Note shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid principal balance thereof at the rate of 6.40% per annum from the date of such Note, payable quarterly in arrears on each Payment Date and on the Final Maturity Date.

            (c) Notwithstanding the foregoing, any payment of principal, interest or Make-Whole Amount with respect to any Note that is overdue shall bear interest from and including the due date of such overdue payment to but excluding the date such amount is paid in full (to the extent permitted by applicable law) at a rate per annum equal to the Default Rate. Interest accrued pursuant to this Section 2.2(b) shall be payable on demand.

      Section 2.3. Fee. The Issuer shall pay to ABN AMRO Incorporated on the Closing Date a placement fee (the "Fee") as provided in a separate letter by the Issuer to ABN AMRO Incorporated.

      SECTION 3.    PREPAYMENTS.

      Section 3.1. Scheduled Prepayments. On each Payment Date to and including the Payment Date immediately prior to the Final Maturity Date, the Issuer shall pay the principal amount (or such lesser principal amount as shall then be outstanding) of the Notes set forth in Schedule II hereto for such date at par and without payment of the Make-Whole Amount or any other premium.

      Section 3.2.  Optional Prepayments.

            (a) The Issuer may, at its option, upon notice as provided in
Section 3.2(b), prepay all or any part of the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding (in the case of a partial prepayment) at 100% of the principal amount so prepaid, together with the applicable Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. Any such prepayment shall be made ratably to the outstanding Chicago Notes and the outstanding Las Vegas Notes.

            (b) Written notice of each optional prepayment under this Section
3.2 shall be given by the Issuer or, at the Issuer's request, the Collateral Agent, to the Noteholders not more than 60 nor less than 30 days prior to the proposed date of such prepayment. Each such notice shall specify (i) the date of such prepayment, (ii) the aggregate principal amount of the Notes to be prepaid on such date, (iii) the principal amount of each Note held by the Noteholders to be prepaid, (iv) the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and (v) in the case of any prepayment in part, the revised amortization schedule, as recalculated in accordance with
Section 3.4. Such notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment) and


                                                         NOTE PURCHASE AGREEMENT
setting forth the details of such computation, and two Business Days prior to such prepayment, the Issuer shall deliver to the Noteholders a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      Section 3.3.  Mandatory Prepayments.

            (a) Event of Loss. If the Collateral Agent has received any Loss Proceeds with respect to an Event of Loss and either (i) the Issuer has not Restored the related Affected Property in accordance with Section 9.13, (ii) the Collateral Agent is required by Section 9.13(b)(ii) to apply such Loss Proceeds to the prepayment of the Senior Secured Indebtedness or (iii) the Collateral Agent has otherwise been instructed, in accordance with Section 9.13(b)(iv) or
(v), to apply such Loss Proceeds to the prepayment of the Senior Secured Indebtedness, then the Issuer shall apply an aggregate amount equal to 100% of the Net Available Amount of the Loss Proceeds received with respect to such Event of Loss (less the amount theretofore expended on the Restoration of the Affected Property, as permitted by and as expended in accordance with
Section 9.13) ratably to the prepayment of the Senior Secured Indebtedness; provided that if, after an Event of Loss, the Issuer has Restored the applicable District Energy Project to substantially the same condition it was in prior to the occurrence of such Event of Loss and any excess Net Available Amount remains in the Loss Proceeds Account after such Restoration (and after payment of all obligations of the Issuer incurred with respect to such Restoration), such excess Net Available Amount need not be applied to the prepayment of the Senior Secured Indebtedness but shall be deposited in the Issuer Revenue Account for application pursuant to the Agency, Disbursement and Control Agreement.

            (b) Dispositions of the District Energy Projects. If (i) the Issuer transfers, conveys, sells or otherwise disposes of its equity interests in any of its Subsidiaries (other than as permitted by Section 9.4(d) or Section 9.9(b)) or (ii) any Subsidiary of the Issuer transfers, conveys, sells or otherwise disposes of its equity interests in any other Subsidiary (other than as permitted by Section 9.4(d) or Section 9.9(b)) or (iii) any Subsidiary of the Issuer (other than Northwind Aladdin) transfers, conveys, sells, leases or otherwise disposes of any of its Property (other than as permitted by Section 9.4), then simultaneously with such transfer, conveyance, sale, lease or other disposition, the Issuer shall apply an aggregate amount equal to the proceeds of such disposition (net of closing and other costs in connection therewith and net of any amounts due to third parties under the Stock Purchase Agreement) ratably to the prepayment of the Senior Secured Indebtedness.

            (c) Other Events. If: (i) any Governmental Approval shall be Impaired or shall cease to be in full force and effect and any such Impairment or failure of any such Governmental Approval to remain in full force and effect shall continue unremedied for a period of at least 30 days and such event could reasonably be expected to have a Material Adverse Effect; or (ii) any material provision of any Material Project Document (other than the Chicago Use Agreement) shall at any time for any reason cease to be valid and binding or in full force and effect (except upon any termination of such Material Project Document in accordance with its terms) or shall be Impaired; or (iii) any party to a Material Project Document (other than the Chicago Use Agreement) shall be in default, or shall have breached its obligations, under any


                                                         NOTE PURCHASE AGREEMENT

Material Project Document (other than the Chicago Use Agreement) and such default or breach could reasonably be expected to have a Material Adverse Effect; or (iv) a Bankruptcy occurs with respect to ETT Nevada; or (v) at any time after the Second Disbursement Date, an "event of default" (as defined in the note purchase agreement for the Northwind Aladdin Notes) occurs under the Northwind Aladdin Notes, then the Agent shall apply the amounts on deposit in the Accounts ratably to the prepayment of the Senior Secured Indebtedness until the minimum and average Debt Service Coverage Ratio for the Rolling Fiscal Period ending on the last day of the month preceding the next Payment Date are at least 1.30 and 1.50, respectively.

            (d) Price. (i) Notes prepaid pursuant to Section 3.3(a) shall be prepaid at a price equal to the principal amount of the Notes to be prepaid, together with interest accrued (including interest accruing at the Default Rate, if any) thereon to the date of prepayment. No Make-Whole Amount or other premium shall be payable in connection with any prepayment under Section 3.3(a).

            (ii) Notes prepaid pursuant to Section 3.3(b) or Section 3.3(c) shall be prepaid at a price equal to 100% of the principal amount of the Notes to be prepaid, together with interest accrued (including interest accruing at the Default Rate, if any) thereon to the date of prepayment and, to the extent permitted by law, an amount equal to the Additional Amount (as hereinafter defined).

      Section 3.4. Allocation of Prepayments. All prepayments shall be applied first, to the payment of accrued and unpaid interest, second, to the payment of principal, and third, to the payment of any Additional Amount. In the event of any prepayment of less than all of the outstanding principal amount of the Notes other than a scheduled prepayment under Section 3.1, the principal amount to be prepaid shall be allocated among all of the outstanding Notes in the inverse order of their maturities, in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, and ratably among the outstanding Chicago Notes and the outstanding Las Vegas Notes.

      Section 3.5. Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 3, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and if expressly provided in this Agreement, the applicable Make-Whole Amount. Any Note paid or prepaid in full shall be surrendered to the Issuer or to the Collateral Agent and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 3.6. Purchase of Notes. The Issuer shall not and shall not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Issuer shall promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any


                                                         NOTE PURCHASE AGREEMENT
provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

      SECTION 4.    CONDITIONS PRECEDENT.

      Section 4.1. Conditions to the Closing. Each Purchaser's obligation for the initial funding in accordance with Section 1.3 shall be subject to the satisfaction or waiver of the following conditions; provided that if the Closing Date is the Initial Disbursement Date, the conditions set forth in Section 4.1(c), (d), and (e) shall be satisfied by the satisfaction or waiver of the conditions set forth in Section 4.2(b), (c) and (e):

            (a)   Documents.

                  (i) Each Purchaser shall have received each of the following documents (each of which shall be satisfactory to such Purchaser):

                  (A) this Agreement, duly executed and delivered by the Issuer and the Purchasers;

                  (B) the Agency, Disbursement and Control Agreement, duly executed and delivered by the intended parties thereto;

                  (C) the Issuer Security Agreement, duly executed and delivered by the Issuer and the Collateral Agent;

                  (D) the MDEH Pledge Agreement, duly executed and delivered by MDEH, the Issuer and the Collateral Agent; and

                  (E) each Purchaser's Chicago Note, duly executed and delivered by the Issuer.

            (b)     Certificates.

                  (i) Officer's Certificate. The Issuer shall have delivered to each Purchaser an Officer's Certificate, dated the Closing Date, pursuant to Section 4.4(d).

                  (ii) Secretary's Certificates. The Collateral Agent shall have received from each of the Issuer and MDEH a certificate (which shall be satisfactory to each Purchaser) as to the (w) veracity and completeness of the organizational documents of such party attached thereto, (x) the resolutions attached thereto and other corporate or limited liability company proceedings relating to the authorization, execution and delivery of the Financing Documents to which such party is a party, (y) such party's valid existence, good standing and qualification to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business


                                                         NOTE PURCHASE AGREEMENT
      requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (z) the identity, authority and capacity of each Person thereof authorized to act as an Authorized Officer in connection with the Financing Documents to which such party is a party.

            (c) Opinion of Special Counsel to the Purchasers. Each Purchaser shall have received an opinion, dated the Closing Date and addressed to such Purchaser, from Milbank, Tweed, Hadley & McCloy LLP, the Purchasers' special New York counsel in connection with the transactions contemplated in this Agreement, in form and substance satisfactory to such Purchaser.

            (d) Opinions of Counsel for the Issuer and the Other Project Parties. Each Purchaser shall have received an opinion or opinions, dated the Closing Date and addressed to such Purchaser, from (i) counsel to the Issuer and
(ii) counsel to MDEH, in each case in form and substance satisfactory to such Purchaser.

            (e) Financing Documents. Each of this Agreement, the Notes, the Agency, Disbursement and Control Agreement, the Issuer Security Agreement, the MDEH Pledge Agreement and any financing statement filed in connection with any of the foregoing shall be in full force and effect and the Collateral Agent shall have received copies of each such Financing Document. In addition, the Collateral Agent shall have received evidence satisfactory to each Purchaser that each of the Issuer and MDEH, as applicable, shall have taken all actions (including, without limitation, the filing of the UCC-1 financing statements in the appropriate jurisdictions and the making of all recordings and filings set forth in Schedule 4.1(e) hereto or made arrangements acceptable to such Purchaser for such recordings or filings) as may be necessary or appropriate in order to create and perfect the security interests intended to be created pursuant to the Security Documents in effect as of the Closing Date as first priority Liens.

            (f) Independent Engineer's Report. The Collateral Agent shall have received a final report of the Independent Engineer, dated as of a recent date, in form and substance satisfactory to each Purchaser, favorably reviewing (among other matters to be reviewed at the request of such Purchaser) (i) the technical feasibility of all operating specifications and arrangements (including the ability of the District Energy Projects to operate as expected including adequacy of all related infrastructure and existence of all necessary permits and approvals) and (ii) environmental matters relating to the District Energy Projects (including environmental audits, associated remediation costs and the ability to operate within all environmental laws and regulations).

            (g) Private Placement Number. The Collateral Agent shall have received evidence satisfactory to each Purchaser that a private placement number for the Notes shall have been obtained from Standard & Poor's Corporation's CUSIP Service Bureau.


                                                         NOTE PURCHASE AGREEMENT

            (h) Rating. The Collateral Agent shall have received evidence that the Notes are rated "BBB-" or better by Fitch, in form and substance satisfactory to each Purchaser.

            (i) Other Documents. The Collateral Agent shall have received such other documents as each Purchaser shall have reasonably requested.

            (j) Payment of Fees; Taxes. Without limiting the provisions of
Section 16.1, the Issuer shall have paid on or before the Closing Date any costs, expenses, fees and other amounts due and owing to the Collateral Agent or any Purchaser under the Financing Documents (including under Section 16.1), to the extent statements therefor are provided to the Issuer on or prior to the Closing Date. In addition, all Taxes (other than state or federal income taxes, if any, assessed on any Purchaser's income or revenues) due in connection with
(a) the preparation, execution, delivery, filing, recordation, registration and notarization of this Agreement, the Notes and the other Financing Documents or any document furnished under or in connection with any thereof (including, without limitation, all transfer, mortgage and documentary stamp taxes) and (b) the issuance and delivery of the Notes to such Purchaser, shall have been paid in full by the Issuer and such Purchaser shall have received evidence thereof reasonably satisfactory to it of such payment.

            (k) Financial Statements. The Collateral Agent shall have received copies of the unaudited consolidated financial statements of the Issuer (after giving effect to the acquisition of the Chicago District Energy Project) as of June 30, 2004 (the "Issuer Financial Statements"), accompanied by (i) a certificate from the Senior Financial Officer of the Issuer certifying that (x) the Issuer Financial Statements fairly present in all material respects the financial condition and results of operation of the Issuer as of June 30, 2004 and (y) since June 30, 2004, there have not been any material adverse changes in the assets, liabilities or financial position of the Issuer from those set forth in the Issuer Financial Statements.

            (l) Base Case Forecast. The Collateral Agent shall have received the Base Case Forecast, demonstrating Debt Service Coverage Ratios that are generally upward-sloping for the term of the Notes with a minimum and average Debt Service Coverage Ratio of at least 1.30 (but for the final balloon payment) and 1.50, respectively, over the term of the Notes.

            (m) Guarantees. The Collateral Agent shall have received from MDEH a certificate, in form and substance satisfactory to each Purchaser, signed by a director or an appropriate officer of MDEH confirming that MDEH is, and after giving effect to the MDEH Pledge Agreement will be, solvent and able to pay all of its debts as and when they become due and payable and will not become insolvent because of it entering into the MDEH Pledge Agreement or the doing of any act for the purpose of giving effect to the MDEH Pledge Agreement.

            Section 4.2 Conditions to Initial Disbursement. Upon the satisfaction or waiver of the following conditions, the Collateral Agent shall, at the reasonable cost and expense of the Issuer, release the Initial Collateral and transfer all amounts in the Proceeds Account (to the extent available) in accordance with the Funds Disbursement Memorandum (the date of such release and transfer, the "Initial Disbursement Date"); provided that if the Closing Date is the Initial Disbursement Date, the conditions set forth in
Section 4.2(i) and (r) shall be satisfied by the satisfaction or waiver of the conditions set forth in Section 4.1(f) and (l):

            (a)   Documents.

                  (i) The Collateral Agent shall have received each of the following documents (each of which shall be satisfactory to each Purchaser):

                  (A) Funds Disbursement Memorandum, duly executed and delivered by the intended parties thereto.

                  (B) The Security Agreement of each of Thermal Chicago, ETT
            National Power, Inc. and each Owner Subsidiary, duly executed and delivered by the intended parties thereto.

                  (C) The Subsidiary Mortgages and the Assignments of Rents and
            Leases, each duly executed and delivered by the intended parties thereto in a recordable form.

                  (D) The Accession Agreement of each of Thermal Chicago, ETT
            National Power Inc. and each Owner Subsidiary, duly executed and delivered by the intended parties thereto.

                  (E) The Sponsor Covenant, duly executed and delivered by the intended parties thereto.

                  (F) The Consents listed on Schedule 4.2 hereto.

            (b)     Certificates.

                  (i) Officer's Certificate. The Issuer shall have delivered to each Purchaser an Officer's Certificate, dated the Initial Disbursement Date, pursuant toSection 4.4(d).

                  (ii) Secretary's Certificates. The Collateral Agent shall have received from each of the Issuer, MDEH and the Subsidiary Guarantors (other than ETT Nevada) a certificate (which shall be satisfactory to each Purchaser) as to the (w) veracity and completeness of the organizational documents of such party attached thereto, (x) the resolutions attached thereto and other corporate, partnership or limited liability company proceedings relating to the authorization, execution and delivery of the Financing Documents to which such party is a party, (y) such party's valid existence, good standing and qualification to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to


                                                         NOTE PURCHASE AGREEMENT
      the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (z) the identity, authority and capacity of each Person thereof authorized to act as an Authorized Officer in connection with the Financing Documents to which such party is a party.

                  (iii) Macquarie Secretary's Certificate. The Collateral Agent shall have received from Macquarie a certificate (which shall be satisfactory to each Purchaser) as to (x) the veracity and completeness of the organizational documents of such party attached thereto, (y) the power of attorney attached thereto relating to the authorization, execution and delivery of the Sponsor Covenant and (z) the identity, authority and capacity of each Person thereof authorized to act as an Authorized Officer in connection with the Sponsor Covenant.

            (c) Opinions of Counsel for the Issuer, MDEH and certain Subsidiary Guarantors. Each Purchaser shall have received an opinion or opinions, dated the Initial Disbursement Date and addressed to such Purchaser, from (i) counsel to the Issuer, (ii) counsel to MDEH and (iii) counsel to each of the Subsidiary Guarantors (other than ETT Nevada), in each case in form and substance satisfactory to such Purchaser.

            (d) Project Documents. Each of the Material Project Documents relating to the Chicago District Energy Project shall have been duly executed and delivered by the parties intended to be party thereto, shall be in full force and effect and no material default shall exist thereunder and the Collateral Agent shall have received copies of such Material Project Documents certified by an Authorized Officer of the Issuer to be true, correct and complete.

            (e) Financing Documents. Each of the Financing Documents required to be entered into on or prior to the Initial Disbursement Date shall be in full force and effect and the Collateral Agent shall have received copies of each such Financing Document. In addition, the Collateral Agent shall have received evidence satisfactory to each Purchaser that each of the Issuer, MDEH and the Subsidiary Guarantors (other than ETT Nevada), as applicable, shall have taken all actions (including, without limitation, the filing of the UCC-1 financing statements in the appropriate jurisdictions and the making of all recordings and filings set forth in Schedule 4.2(e) hereto or made arrangements acceptable to such Purchaser for such recordings or filings) as may be necessary or appropriate in order to create and perfect the security interests intended to be created pursuant to the Security Documents entered into on or prior to the Initial Disbursement Date as first priority Liens.

            (f) Mortgage; Title Insurance. The Collateral Agent shall have obtained the following documents:

                  (i) evidence (in form and substance satisfactory to each Purchaser) that all easements and other rights-of-way necessary for the operation of the Chicago District Energy Project are in full force and effect;


                                                         NOTE PURCHASE AGREEMENT

                  (ii) (A) a mortgagee policy of title insurance in ALTA form issued by the Title Insurance Company, insuring the validity and priority of the Liens created under each of the Subsidiary Mortgages entered into on the Initial Disbursement Date for and in amounts satisfactory to each Purchaser, subject only to such exceptions as are satisfactory to such Purchaser; (B) one or more title reports issued by the Title Insurance Company of the property interests covered by each such Subsidiary Mortgage, indicating only such exceptions as are satisfactory to each Purchaser; and (C) to the extent necessary under applicable law, for filing in the appropriate offices, Uniform Commercial Code financing statements covering fixtures included as collateral under any of the Security Documents entered into on or prior to the Initial Disbursement Date, in each case appropriately completed and, if applicable, duly executed; and

                  (iii) surveys of recent date of each of the facilities and real property covered by each Subsidiary Mortgage entered into on the Initial Disbursement Date, showing such matters as may be reasonably required by each Purchaser, which surveys shall be in form and content acceptable to such Purchaser.

            (g) Governmental Approvals. The Collateral Agent and special counsel to the Purchasers shall have received originals (or copies certified by an Authorized Officer of the Issuer to be true copies) of all Necessary Governmental Approvals with respect to the Chicago District Energy Project.

            (h) Insurance. The Collateral Agent shall have received (x) certified copies of the insurance policies required by Section 9.13 or certificates of an acceptable insurance broker meeting the requirements of
Section 9.13, such certificates to be in form and substance satisfactory to each Purchaser, (y) a report of the Independent Insurance Consultant, dated as of a recent date, indicating (among other matters reviewed at the request of such Purchaser) that the insurance required by Section 9.13 adequately protects the interests of the Noteholders and that insurance complying with Section 9.13, covering the risks referred to therein, has been obtained and is in full force and effect and no event has occurred that permits any provider of such insurance to cancel such insurance and (z) evidence that all premiums with respect to such insurance policies that are due have been paid in full.

            (i) Independent Engineer's Report. The Collateral Agent shall have received a certificate of the Independent Engineer, dated as of a recent date, in form and substance satisfactory to each Purchaser, confirming the conclusions contained in the Independent Engineer's Report.

            (j) Environmental Survey and Assessment. The Collateral Agent shall have received an environmental survey and assessment prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to each Purchaser, such environmental survey and assessment to be based upon physical on-site inspections by such firm of the existing Project Sites and facilities relating to the Chicago District Energy Project that are owned, operated or leased by the Issuer or any of the


                                                         NOTE PURCHASE AGREEMENT

Subsidiary Guarantors, as well as a historical review of the uses of such Project Sites and facilities and of the business and operations of the Issuer and each such Subsidiary Guarantor.

            (k) Rating. The Collateral Agent shall have received a confirmation from Fitch that the Notes are rated "BBB-" or better after taking into account the acquisition of the Chicago District Energy Project, in form and substance satisfactory to each Purchaser.

            (l) Other Documents. The Collateral Agent shall have received such other documents as each Purchaser shall have reasonably requested.

            (m) Acquisition Documents. The Collateral Agent (i) shall have received and approved the terms of all agreements, documents and instruments related to the acquisition by the Issuer of all assets and properties that comprise or shall comprise the Chicago District Energy Project and (ii) shall have received such other information and data regarding such acquisition as any Purchaser may reasonably request.

            (n) Financial Statements. The Collateral Agent shall have received copies of the audited financial statements of each of MDE Thermal, Northwind Chicago and Northwind Midway as of December 31, 2003 (the "Audited Chicago Financial Statements") and the pro forma unaudited consolidated financial statements of the Issuer and the Owner Subsidiaries (after giving effect to the acquisition of the Chicago District Energy Project) as of June 30, 2004 (the "Pro Forma Chicago Financial Statements"), accompanied by (i) a certificate from the Senior Financial Officer of the Issuer certifying that the Pro Forma Chicago Financial Statements fairly present in all material respects what would be the consolidated financial condition and results of operation of the Issuer and the Owner Subsidiaries as of June 30, 2004 and (ii) a certificate from the Senior Financial Officer of each Owner Subsidiary certifying that (x) the Audited Chicago Financial Statements fairly present in all material respects the financial condition and results of operation of such Owner Subsidiary as of December 31, 2003 and (y) since December 31, 2003, there have not been any material adverse changes in the assets, liabilities or financial position of such Owner Subsidiary from those set forth in the Audited Chicago Financial Statements.

            (o) Recordings. The Issuer shall have caused, on or prior to the Initial Disbursement Date, all mortgages, financing statements and other instruments covering all or any part of the Collateral that are on file in any recording office (other than any of the foregoing filed in favor of the Secured Parties or with respect to Permitted Liens) to be terminated, released and reconveyed.

            (p) Guarantees. (i) The Collateral Agent shall have received in respect of each Subsidiary Guarantor (other than ETT Nevada) a certificate, in form and substance satisfactory to each Purchaser, signed by a director or an appropriate officer of such Subsidiary Guarantor confirming that such Subsidiary Guarantor is, and after giving effect to the Subsidiary Guarantor Security Agreements will be, solvent and able to pay all of its debts as and when they become due and payable and will not become insolvent because of it entering into the Subsidiary Guarantor Security Agreements or the doing of any act for the purpose of giving effect to the


                                                         NOTE PURCHASE AGREEMENT

Subsidiary Guarantor Security Agreements; and (ii) the Collateral Agent shall have received from MDEH a certificate signed by a director or an appropriate officer of MDEH confirming that MDEH is, and after giving effect to the MDEH Pledge Agreement will be, solvent and able to pay all of its debts as and when they become due and payable and will not become insolvent because of it entering into the MDEH Pledge Agreement or the doing of any act for the purpose of giving effect to the MDEH Pledge Agreement.

            (q) Operating Budget. The Collateral Agent shall have received the Operating Budget.

            (r) Base Case Forecast. The Collateral Agent shall have received (i) a certificate of the Issuer, dated as of a recent date, in form and substance satisfactory to each Purchaser, confirming that there has been no adverse change to the Base Case Forecast delivered pursuant to Section 4.1(l) or (ii) an updated Base Case Forecast, in form and substance reasonably satisfactory to each Purchaser.

            Section 4.3 Conditions to Second Disbursement. Each Purchaser's obligation to make the second Disbursement in accordance with Section 1.3 shall be subject to the satisfaction or waiver of the following conditions (the date of such satisfaction or waiver, the "Second Disbursement Date"):

            (a)   Documents.

                  (i) Each Purchaser shall have received such Purchaser's Las Vegas Note, duly executed and delivered by the Issuer.

                  (ii) The Collateral Agent shall have received each of the following documents (each of which shall be satisfactory to each Purchaser):

                  (A) The ETT Nevada Guaranty, duly executed and delivered by the intended parties thereto.

                  (B) The Accession Agreement of ETT Nevada, duly executed and delivered by the intended parties thereto.

                  (C) The Consents listed on Schedule 4.2 hereto.

            (b)     Certificates.

                  (i) Officer's Certificate. The Issuer shall have delivered to each Purchaser an Officer's Certificate, dated the Second Disbursement Date, pursuant to Section 4.4(d).

                  (ii) Secretary's Certificates. The Collateral Agent shall have received from each of the Issuer, MDEH and the Subsidiary Guarantors a certificate (which shall


                                                         NOTE PURCHASE AGREEMENT
      be satisfactory to each Purchaser) as to the (w) veracity and completeness of the organizational documents of such party attached thereto, (x) the resolutions attached thereto and other corporate, partnership or limited liability company proceedings relating to the authorization, execution and delivery of the Financing Documents to which such party is a party, (y) such party's valid existence, good standing and qualification to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (z) the identity, authority and capacity of each Person thereof authorized to act as an Authorized Officer in connection with the Financing Documents to which such party is a party.

            (c) Opinions of Counsel for the Issuer, MDEH and the Subsidiary Guarantors. Each Purchaser shall have received an opinion or opinions, dated the Second Disbursement Date and addressed to such Purchaser, from (i) counsel to the Issuer, (ii) counsel to MDEH and (iii) counsel to each of the Subsidiary Guarantors, in each case in form and substance satisfactory to such Purchaser.

            (d) Project Documents. Each of the Material Project Documents shall have been duly executed and delivered by the parties intended to be party thereto, shall be in full force and effect and no material default shall exist thereunder and the Collateral Agent shall have received copies of such Material Project Documents certified by an Authorized Officer of the Issuer to be true, correct and complete.

            (e) Financing Documents. Each of the Financing Documents shall be in full force and effect and the Collateral Agent shall have received copies of each such Financing Document. In addition, the Collateral Agent shall have received evidence satisfactory to each Purchaser that each of the Issuer, MDEH and the Subsidiary Guarantors, as applicable, shall have taken all actions (including, without limitation, the amending of Annex 4 to the Issuer Security Agreement to include ETT Nevada, the filing of amended UCC-1 financing statements in the appropriate jurisdictions to include the Northwind Aladdin Notes, the filing of the UCC-1 financing statements in the appropriate jurisdictions and the making of all recordings and filings set forth in Schedule 4.3(e) hereto or made arrangements acceptable to such Purchaser for such recordings or filings) as may be necessary or appropriate in order to create and perfect the security interests intended to be created pursuant to the Security Documents as first priority Liens.

            (f)   Filings; Governmental Approvals.

                  (i) The Collateral Agent and special counsel to the Purchasers shall have received (A) a reasonably detailed Officer's Certificate from the Issuer, in form and content acceptable to the Purchasers, that the Issuer has filed for an exemption under PUHCA or (B) an opinion from counsel to the Issuer, which shall be satisfactory to each


                                                         NOTE PURCHASE AGREEMENT

      Purchaser, that the Issuer qualifies for an exemption under PUHCA without having to make such a filing.

                  (ii) The Collateral Agent and special counsel to the Purchasers shall have received originals (or copies certified by an Authorized Officer of the Issuer to be true copies) of all Necessary Governmental Approvals.

            (g) Insurance. The Collateral Agent shall have received (x) certified copies of the insurance policies required by Section 9.13 or certificates of an acceptable insurance broker meeting the requirements of
Section 9.13, such certificates to be in form and substance satisfactory to each Purchaser, (y) a report of the Independent Insurance Consultant, dated as of a recent date, indicating (among other matters reviewed at the request of such Purchaser) that the insurance required by Section 9.13 adequately protects the interests of the Noteholders and that insurance complying with Section 9.13, covering the risks referred to therein, has been obtained and is in full force and effect and no event has occurred that permits any provider of such insurance to cancel such insurance and (z) evidence that all premiums with respect to such insurance policies that are due have been paid in full.

            (h) Independent Engineer's Report. The Collateral Agent shall have received a certificate of the Independent Engineer, dated as of a recent date, in form and substance satisfactory to each Purchaser, confirming the conclusions contained in the Independent Engineer's Report.

            (i) Environmental Survey and Assessment. The Collateral Agent shall have received a certificate from a firm of licensed engineers (familiar with the identification of toxic and hazardous substances), dated as of a recent date, in form and substance satisfactory to each Purchaser, confirming the conclusions contained in the environmental survey and assessment required by Section 4.2(j).

            (j) The Collateral Agent shall have received a confirmation from Fitch that the Notes are rated "BBB-" or better after taking into account the acquisition of the Las Vegas District Energy Project, in form and substance satisfactory to each Purchaser.

            (k) Other Documents. The Collateral Agent shall have received such other documents as each Purchaser shall have reasonably requested.

            (l) Acquisition Documents. The Collateral Agent (i) shall have received and approved the terms of all agreements, documents and instruments related to the acquisition by the Issuer of all assets and properties that comprise or shall comprise the Las Vegas District Energy Project (including any assignment of the Las Vegas Stock Purchase Agreement to the Issuer or any of its Subsidiaries or any amendments to the Las Vegas Stock Purchase Agreement, each of which shall require the consent of each Purchaser) and (ii) shall have received such other information and data regarding such acquisition as any Purchaser may reasonably request.


                                                         NOTE PURCHASE AGREEMENT

            (m) Financial Statements. The Collateral Agent shall have received copies of the audited financial statements of Northwind Aladdin as of December 31, 2003 (the Audited Nevada Financial Statements") and the pro forma unaudited consolidated financial statements of the Issuer, the Owner Subsidiaries and Northwind Aladdin (after giving effect to the acquisitions of the District Energy Projects) as of December 31, 2003 (the "Pro Forma Issuer Financial Statements"), accompanied by (i) a certificate from the Senior Financial Officer of the Issuer certifying that the Pro Forma Issuer Financial Statements fairly present in all material respects what would be the consolidated financial condition and results of operation of the Issuer and its Subsidiaries as of December 31, 2003 and (ii) a certificate from the Senior Financial Officer of Northwind Aladdin certifying that (x) the Audited Nevada Financial Statements fairly present in all material respects the financial condition and results of operation of Northwind Aladdin as of December 31, 2003 and (y) since December 31, 2003, there have not been any material adverse changes in the assets, liabilities or financial position of Northwind Aladdin from those set forth in the Audited Nevada Financial Statements.

            (n) Payment of Fees; Taxes. Without limiting the provisions of
Section 16.1, the Issuer shall have paid on or before the Second Disbursement Date any costs, expenses, fees and other amounts due and owing to the Collateral Agent or any Purchaser under the Financing Documents (including under Section 16.1), to the extent statements therefor are provided to the Issuer on or prior to the Second Disbursement Date. In addition, all Taxes (other than state or federal income taxes, if any, assessed on any Purchaser's income or revenues) due in connection with (a) the preparation, execution, delivery, filing, recordation, registration and notarization of the Notes and the other Financing Documents and Material Project Documents or any document furnished under or in connection with any thereof (including, without limitation, all transfer, mortgage and documentary stamp taxes) and (b) the issuance and delivery of the Notes to such Purchaser, shall have been paid in full by the Issuer and such Purchaser shall have received evidence thereof reasonably satisfactory to it of such payment.

            (o) Recordings. The Issuer shall have caused, on or prior to the Second Disbursement Date, all mortgages, financing statements and other instruments covering all or any part of the Collateral that are on file in any recording office (other than any of the foregoing filed in favor of the Secured Parties or with respect to Permitted Liens) to be terminated, released and reconveyed.

            (p) Guarantees. The Collateral Agent shall have received in respect of ETT Nevada a certificate, in form and substance satisfactory to each Purchaser, signed by a director or an appropriate officer of such Subsidiary Guarantor confirming that such Subsidiary Guarantor is, and after giving effect to the Subsidiary Guarantor Security Agreements will be, solvent and able to pay all of its debts as and when they become due and payable and will not become insolvent because of it entering into the Subsidiary Guarantor Security Agreements or the doing of any act for the purpose of giving effect to the Subsidiary Guarantor Security Agreements.

            (q) Operating Budget. The Collateral Agent shall have received the Operating Budget.


                                                         NOTE PURCHASE AGREEMENT

            (r) Base Case Forecast. The Collateral Agent shall have received (i) a certificate of the Issuer, dated as of a recent date, in form and substance satisfactory to each Purchaser, confirming that there has been no adverse change to the Base Case Forecast delivered pursuant to Section 4.1(l) or (ii) an updated Base Case Forecast, in form and substance reasonably satisfactory to each Purchaser.

            (s) Northwind Aladdin Notes and Related Documents. The Collateral Agent shall have received (i) the Northwind Aladdin Notes registered in the name of the Issuer and the Consent relating to the pledge of the Northwind Aladdin Notes to the Collateral Agent for the benefit of the Noteholders and (ii) if ETT Nevada and/or any of its Affiliates owns or has the right to control 100% of the outstanding equity interests in Northwind Aladdin, a copy of the amendment to the note purchase agreement relating to the Northwind Aladdin Notes changing the references from Exelon to Macquarie District Energy Inc. and providing that a default under the Notes constitutes a default under the Northwind Aladdin Notes, duly executed and delivered by the intended parties thereto, which in each case, shall be satisfactory to each Purchaser.

            (t) Updated Schedules. The Collateral Agent shall have received updated schedules to this Agreement and to the Issuer Security Agreement, in form and substance satisfactory to each Purchaser. Such updated schedules shall supersede the schedules attached to this Agreement and to the Issuer Security Agreement on the date of this Agreement for the purposes of the representations and warranties being made on the Second Disbursement Date and this Agreement and the Issuer Security Agreement shall automatically be deemed to be amended to include such updated schedules without any further action by the parties hereto or thereto.

            Section 4.4 Conditions to all Disbursements. Each Purchaser's obligations under Section 1.3 shall be subject to the satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties made by (i) the Issuer in each Financing Document and Material Project Document to which it is a party and (ii) MDEH and each Subsidiary Guarantor in each Financing Document and Material Project Document to which such party is a party shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such Disbursement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            (b) No Default; No Material Adverse Change. No Default or Event of Default shall have occurred and be continuing or would result from such purchase of Notes, and no material adverse change shall have occurred in the business, operations, condition (financial or otherwise), liabilities or prospects of the Issuer, the District Energy Projects, MDEH or any of the Subsidiary Guarantors, taken as a whole, since the date of this Agreement.


                                                         NOTE PURCHASE AGREEMENT

            (c)   Legality.

                  (i) On the Closing Date or the Second Disbursement Date, as applicable, the Notes to be purchased by each Purchaser shall be a legal investment for such Purchaser under the laws of each jurisdiction to which such Purchaser may be subject (without resort to any so-called basket provision of such laws, such as Section 1405(a)(8) of the New York Insurance Law), and the Collateral Agent shall have received such certificates or other evidence as each Purchaser may reasonably request demonstrating the legality of such purchase under such laws.

                  (ii) On the Closing Date or the Second Disbursement Date, as applicable, each Purchaser's purchase of Notes shall not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

            (d)   Officer's Certificate.


                  (i) The Issuer shall have delivered to the Collateral Agent an Officer's Certificate, dated the Closing Date, the Initial Disbursement Date or the Second Disbursement Date, as applicable, certifying that the conditions specified in Sections 4.4(a) and (b) have been met.


                  (ii) MDEH and each Subsidiary Guarantor shall have delivered to the Collateral Agent an Officer's Certificate, dated the Closing Date, the Initial Disbursement Date or the Second Disbursement Date, as applicable, certifying that the conditions specified in Section 4.4(a)(ii) have been met.


      SECTION 5. REPRESENTATIONS AND WARRANTIES. The Issuer represents and warrants to the Purchasers that, (after giving effect to the acquisition of the relevant District Energy Project), as of the Closing Date, as of the Initial Disbursement Date and as of the Second Disbursement Date, as applicable:

      Section 5.1.  Organization.

            Each of the Issuer and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, each jurisdiction where such qualification is required.


                                                         NOTE PURCHASE AGREEMENT

      Section 5.2.  Authorization; Enforceability; Execution and Delivery.

            The execution, delivery and performance of the Transaction Documents to which the Issuer or any of its Subsidiaries is a party, the acquisition, ownership and operation of the District Energy Projects and related assets and the sale of energy and hot or chilled water therefrom: (i) are within the Issuer's or such Subsidiary's corporate, partnership or limited liability company powers (as applicable) and (ii) have been duly authorized by all necessary corporate, partnership or limited liability company action (as applicable) and, if required, by all necessary shareholder, partner or member or other action.

            This Agreement and each other Transaction Document to which the Issuer or any of its Subsidiaries is a party has been duly executed and delivered by the Issuer and each of its Subsidiaries party thereto and constitutes, and each of the other Transaction Documents to which the Issuer or such Subsidiary will be a party, when executed and delivered by the Issuer or such Subsidiary, will constitute, a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 5.3. No Breach of Laws and Contracts, Etc.; Nature of Business.

            (a) Except for consents and approvals already received and specified on the attached Schedule 4.2 hereto, none of the execution and delivery of the Transaction Documents to which the Issuer or any of its Subsidiaries is or is intended to be a party, the consummation of the transactions contemplated in this Agreement and in the Transaction Documents and compliance with the terms and provisions of this Agreement and of the Transaction Documents will (i) conflict with or result in a breach of, or require any consent under, (A) the bylaws or partnership or limited liability company agreement or other constitutive documents of the Issuer or such Subsidiary, (B) any applicable existing Governmental Rule or Governmental Approval, the compliance or failure to comply with which could reasonably be expected to have a Material Adverse Effect, (C) any order, writ, injunction or decree of any existing Governmental Authority, the compliance or failure to comply with which could reasonably be expected to have a Material Adverse Effect, or (D) any other agreement or instrument to which the Issuer or such Subsidiary is a party or by which it or its Property is bound or to which it or its Property is subject, or constitute a default or result in the acceleration of any obligation or loss of any right under any such agreement or instrument, the compliance or failure to comply with which could reasonably be expected to have a Material Adverse Effect or (ii) result in or require the creation or imposition of any Lien upon any Property of the Issuer or such Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other agreement or instrument to which the Issuer or any of its Subsidiaries is bound or by which the Issuer or any such Subsidiary or any Property of the Issuer or any such Subsidiary may be bound or affected other than the Liens created by the Security Documents.


                                                         NOTE PURCHASE AGREEMENT

            (b) The Issuer and each of its Subsidiaries is in compliance (i) with all Governmental Rules, the failure to comply with which could reasonably be expected to have a Material Adverse Effect and (ii) with all requirements of all applicable Governmental Approvals, organizational documents and all terms and provisions of all contracts and other instruments binding upon the Issuer, such Subsidiary or any of their respective Properties, except where the failure to comply with the same could not reasonably be expected to have a Material Adverse Effect.

            (c) The Issuer has not engaged in any business other than the ownership of its Subsidiaries and the activities related or incident thereto. The Subsidiaries of the Issuer have not engaged in any business other than the acquisition, ownership, operation and maintenance of their respective District Energy Projects and/or the ownership of their Subsidiaries, if any.


      Section 5.4.  Rights; Governmental Approvals.

            (a) As of the Initial Disbursement Date, each Owner Subsidiary has all rights and interests required for the Operation of the Chicago District Energy Project, including without limitation all Governmental Approvals described in Section 5.4(b) and (c) below and all rights to the use of land and to the use of water necessary in connection with such Operation. As of the Second Disbursement Date, Northwind Aladdin has all rights and interests required for the Operation of the Las Vegas District Energy Project, including without limitation all Governmental Approvals described in Section 5.4(b) and
(c) below and all rights to the use of land and to the use of water necessary in connection with such Operation.

            (b) All Governmental Approvals necessary under applicable Governmental Rules to be obtained by the Issuer or any of its Subsidiaries in connection with (i) the due execution and delivery of, and performance by the Issuer or such Subsidiary of its respective obligations, and the exercise of its rights, under the Financing Documents and Material Project Documents to which it is a party, (ii) the grant by the Issuer and each of its Subsidiaries of the Liens purported to be created pursuant to the Security Documents to which it is a party and the validity, enforceability and perfection thereof and the exercise by the Collateral Agent of its rights and remedies thereunder; provided that the exercise by the Collateral Agent of its rights and remedies with respect to the Chicago District Energy Project shall be subject to the terms of the Chicago Use Agreement, (iii) in the case of each Subsidiary Operating a District Energy Project, the Operation of such District Energy Project as contemplated by the relevant Project Documents and (iv) the ownership or lease of the Project Sites (collectively, the "Necessary Governmental Approvals") are set forth in Schedule
5.4 hereto and have been duly obtained or made, were validly issued, are in full force and effect, are final and not subject to appeal or renewal, are held in the name of the Issuer or such Subsidiary and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which the Issuer does not reasonably expect it or the applicable Subsidiary will be able to satisfy.


                                                         NOTE PURCHASE AGREEMENT

            (c) There is no proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or any of its Subsidiaries, which seeks to rescind, terminate, suspend, modify or invalidate any Necessary Governmental Approval.

            (d) Each District Energy Project and the Operation of such District Energy Project in accordance with the Material Project Documents conforms to and complies in all material respects with all covenants, conditions, restrictions and reservations in the Necessary Governmental Approvals and the Material Project Documents applicable thereto and all state and local zoning, environmental, land use and other Governmental Rules applicable thereto.

            (e) The Collateral Agent has received a true and complete copy of each Governmental Approval obtained by, or granted to, the Issuer or any of its Subsidiaries on or prior to the date on which this representation and warranty is made or deemed made.

            (f) To the best knowledge and belief of the Issuer, the Necessary Governmental Approvals as to which a renewal has been filed will be issued to the Issuer or the relevant Subsidiary in a timely manner and without adverse modification.

      Section 5.5. Proceedings. Except as set forth in Schedule 5.5 hereto, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Issuer or any of its Subsidiaries or, to the best knowledge of the Issuer, threatened against or affecting the Issuer or any of its Subsidiaries, any of their respective Properties or any material provision of the Transaction Documents, which, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.6.  Financial Condition.

            (a) The Issuer has delivered to the Collateral Agent the Issuer Financial Statements, the Audited Chicago Financial Statements, the Pro Forma Chicago Financial Statements, the Audited Nevada Financial Statements or the Pro Forma Issuer Financial Statements, as applicable, in each case, certified by an Authorized Officer of the Issuer or an Authorized Officer of the relevant Subsidiary, as applicable. The Issuer Financial Statements, the Audited Chicago Financial Statements, the Pro Forma Chicago Financial Statements, the Audited Nevada Financial Statements and the Pro Forma Issuer Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Issuer and its Subsidiaries as of such dates and for such periods in accordance with GAAP. There are no material liabilities, contingent or otherwise, of the Issuer or its Subsidiaries as of such dates not reflected in such financial statements or disclosed in the notes thereto. As of December 31, 2003, the Subsidiaries of the Issuer had no contingent liabilities that would have been shown in footnotes to the Audited Chicago Financial Statements or the Audited Nevada Financial Statements.


                                                         NOTE PURCHASE AGREEMENT

            (b) Since June 30, 2004, there have not been any material adverse changes in the assets, liabilities or financial position of the Issuer from those set forth in the Issuer Financial Statements.

            (c) As of the Initial Disbursement Date, since December 31, 2003, there have not been any material adverse changes in the assets, liabilities or financial position of the Subsidiaries of the Issuer from those set forth in the Audited Chicago Financial Statements.

            (d) As of the Second Disbursement Date, since December 31, 2003, there have not been any material adverse changes in the assets, liabilities or financial position of the Subsidiaries of the Issuer from those set forth in the Audited Nevada Financial Statements.

      Section 5.7.  Information; Disclosure.

            (a) The Issuer has disclosed to the Purchasers all agreements, instruments and limited liability or corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            (b) The Issuer, through its agent, ABN AMRO Incorporated, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April 2004 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Issuer and its Subsidiaries. The Memorandum, the documents, certificates or other writings provided to the Purchasers by or on behalf of the Issuer in connection with the transactions contemplated hereby and the Issuer Financial Statements, the Audited Chicago Financial Statements, the Pro Forma Chicago Financial Statements, the Audited Nevada Financial Statements and the Pro Forma Issuer Financial Statements, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (or, in relation to information identified as being supplied by third parties, is believed by the Issuer to be so).

            (c) All projected financial information contained in the documents, certificates, and other writings referred to in Section 5.7(a) was prepared in good faith and the assumptions underlying such projected information are reasonable as of the date of this Agreement and are based upon the Issuer's best estimates based upon all information available to the Issuer at such time of the expected operating results and financial condition of the Issuer and its Subsidiaries.

            (d) There is no fact known to the Issuer that could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or in the Memorandum or in other documents, certificates and other writings provided to you by or on behalf of the Issuer specifically for use in connection with the transactions contemplated hereby.


                                                         NOTE PURCHASE AGREEMENT

      Section 5.8.  Taxes.

            (a) Each of the Issuer and its Subsidiaries has timely filed or caused to be filed all income tax returns, and all other tax returns which are required to be filed by it, and such returns were true, complete and correct, and has paid or caused to be paid all taxes due pursuant to such returns or pursuant to any assessment received by the Issuer or such Subsidiary, except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves have been established in accordance with GAAP.

            (b) Neither the Issuer nor any of its Subsidiaries is a party to any action or proceeding by any Governmental Authority for the assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against it or its properties except such actions, proceedings or claims as are being contested in good faith and by proper proceedings and as to which adequate reserves have been established in accordance with GAAP.

            (c) The charges, accruals and reserves on the books of the Issuer and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

            (d) Assuming that neither the Noteholders nor the Collateral Agent is for any reason otherwise subject to taxation in any jurisdiction in which any of the District Energy Projects is located or in which the Issuer or any of its Subsidiaries does business, no liability for any Tax directly or indirectly imposed, assessed or collected by or for the account of any Governmental Authority in any such jurisdiction will be incurred by any Noteholder or the Collateral Agent solely as a result of the execution or delivery of this Agreement, the Notes or any other Financing Document, the purchase or holding of the Notes by any Noteholder or the granting or holding of the security interests created (or purported to be created) under the Security Documents.

            Section 5.9. Margin Stock. Neither the Issuer nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Notes will be used to buy or carry any Margin Stock, or to refund indebtedness originally incurred for those purposes.

      Section 5.10. Compliance with ERISA.

            (a) The Issuer and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Issuer nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the


                                                         NOTE PURCHASE AGREEMENT

Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate be Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

            (c) The Issuer and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The expected postretirement benefit obligation (determined as of the last day of the Issuer's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Issuer and its Subsidiaries is not Material.

            (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer in the first sentence of this Section 5.10(e) is made in reliance upon and subject to the accuracy of the Purchasers' representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

      Section 5.11. Status Under Certain Statutes.

            (a) Utility Regulation.

                  (i) Sierra Pacific has filed for an exemption under Section 3(a)(2) of PUHCA and such exemption is currently in effect.

                  (ii) None of the Issuer nor any of its Subsidiaries is subject to regulation as a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of PUHCA nor subject to regulation under PUHCA except pursuant to
      Section 9(a)(2) of PUHCA. None of the Issuer, any of its Subsidiaries, nor any of the Secured Parties is or will be, solely as a result of (x) the participation by such parties individually or as a group in the ownership of any of the Issuer or any of its Subsidiaries (including, with respect to the Secured Parties, as a result of exercising remedies under the Financing Documents) or (y) the use


                                                         NOTE PURCHASE AGREEMENT
      or operation or ownership of each District Energy Project and sale of energy, or hot or chilled water therefrom or (z) the execution, delivery or performance of this Agreement or the other Financing Documents, subject to regulation as a "public-utility company," an "electric utility company," a "public utility," an "electric utility," a "holding company" or a "subsidiary company" or an "affiliate" of any of the foregoing, under PUHCA or subject to regulation under the applicable Governmental Rules of any state respecting the rates of utilities (including, without limitation, electric utilities, gas utilities and water utilities) or the financial and organizational regulation of utilities (including, without limitation, electric utilities, gas utilities and water utilities).

                  (iii) Without limiting the foregoing, the Issuer, ETT Nevada and Northwind Aladdin may be subject to regulation as a "public utility" or a "holding company" under the law of the State of Nevada, however, none of the Issuer, ETT Nevada or Northwind Aladdin are currently being regulated as such under the law of the State of Nevada. None of the Secured Parties is or will be, solely as a result of purchasing and holding the Notes as contemplated in this Agreement, subject to regulation as a "public-utility company," an "electric utility company," a "public utility," an "electric utility," a "holding company" or a "subsidiary company" or an "affiliate" of any of the foregoing, under PUHCA or subject to regulation under the applicable Governmental Rules of any state respecting the rates of utilities (including, without limitation, electric utilities, gas utilities and water utilities) or the financial and organizational regulation of utilities (including, without limitation, electric utilities, gas utilities and water utilities).

            (b) Investment Company Act. None of the Issuer or any of its Subsidiaries is an "investment company", or a person directly or indirectly "controlled" by or acting on behalf of an "investment company", within the meaning of the Investment Company Act of 1940.

            (c) (i) Except to the extent any violation would be due solely to the identity or nationality of one or more parties hereto other than MDEH, the Issuer or any of its Subsidiaries, none of the transactions contemplated hereby will violate (w) the United States Trading with the Enemy Act, as amended, (x) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (as amended, the "Department of Treasury Rule"), (y) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (as amended, the "Terrorism Order")) or (z) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26,
2001), as amended; (ii) none of the Issuer or any of its Subsidiaries nor any of its or their Affiliates is a "blocked person" as described in Section 1 of the Terrorism Order or a Person described in the Department of the Treasury Rule; and (iii) none of the Issuer or any of its Subsidiaries knowingly engages in any dealings or transactions, or is otherwise associated, with any such blocked person or any such Person.


                                                         NOTE PURCHASE AGREEMENT

      Section 5.12. Collateral.

            (a) Each of the Issuer and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of any Liens except Permitted Liens.

            (b) No portion of the Chicago District Energy Project, other than the portion of the Chicago District Energy Project used to serve the premises at 600 W. Chicago (the "600 W. Chicago Premises"), is (i) located within the 600 W. Chicago Premises, or (ii) dependent for its access on access to the 600 W. Chicago Premises. The equipment located at the 600 W. Chicago Premises is the property of MDE Thermal, is used solely for purposes of delivering chilled water services to the 600 W. Chicago Premises pursuant to the Chilled Water Service Agreement dated as of February 26, 2001 by and between MDE Thermal and Eport 600, L.L.C. ("Eport"), as amended, and the failure or loss of such equipment will not materially affect the ability of MDE Thermal to service the customers of the Chicago District Energy Project other than Eport. The ability of MDE Thermal to service the customers of the Chicago District Energy Project other than Eport is not dependent on any rights of ingress or egress to the 600 W. Chicago Premises.

            (c) Each of the Issuer and its Subsidiaries possesses all necessary easements and other rights-of-way necessary for the Operation of the District Energy Project operated by it and there are no materials, supplies or equipment necessary for such Operation that are not available or expected to be available at the relevant Project Site on commercially reasonable terms consistent with the current Operating Budget.

            (d) The provisions of the Security Documents are effective to create, in favor of the Collateral Agent on behalf of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, and all necessary recordings and filings have been made in all necessary public offices and all other necessary and appropriate action has been taken so that the Liens created by each Security Document constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens other than Permitted Liens, and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien have been obtained. The Purchasers acknowledge that their rights under the Security Documents, insofar as they relate to the Chicago District Energy Project, are subject to the terms and provisions of the Chicago Use Agreement.

            (e) No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Parties or in respect of Permitted Liens.

      Section 5.13. Environmental Matters.

            (a) Except as set forth in Schedule 5.13 hereto, each of the Issuer and its Subsidiaries has complied and is now complying in all respects with all Environmental Laws


                                                         NOTE PURCHASE AGREEMENT
applicable to the District Energy Project Operated by it and the requirements and conditions of any Governmental Approvals issued under such Environmental Laws relating to such District Energy Project, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Base Case Forecast takes into account all capital expenditures and operating costs that are reasonably anticipated to be necessary for the District Energy Projects to be Operated in compliance with such Governmental Approvals and applicable Environmental Laws as now in effect.

            (b) There are no facts, circumstances, conditions or occurrences regarding any of the District Energy Projects that could reasonably be expected to give rise to any Environmental Claims that could reasonably be expected to have a Material Adverse Effect. The Issuer has not received any notice of any Environmental Claim against any District Energy Project, the Issuer or any of its Subsidiaries that, either alone or together with all other such Environmental Claims, could reasonably be expected to have a Material Adverse Effect.

            (c) Except as set forth in Schedule 5.13 hereto, the Issuer and its Subsidiaries have obtained all Governmental Approvals required under Environmental Laws to Operate each of the District Energy Projects and each such Governmental Approval is in full force and effect.

            (d) There are no past, pending or, to the knowledge of the Issuer, threatened Environmental Claims against the Issuer, any of its Subsidiaries or the District Energy Projects that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

            (e) None of the Issuer, any of its Subsidiaries or, to the Issuer's best knowledge, any other Person has Released Hazardous Materials on any portion of a Project Site other than in a manner complying in all material respects with all applicable Environmental Laws and that could not give rise to any material liability under Environmental Laws.

            (f) True and complete copies of all environmental studies in the possession or reasonable control of the Issuer are listed on Schedule 5.13 and have been delivered to the Purchasers.

            (g) Each of the Issuer and each Owner Subsidiary has obtained and reviewed copies of the environmental reports identified on Schedule 5.13 and has performed all recommended additional investigations, remediation and follow-up as it has deemed necessary or warranted under the circumstances.

            (h) To the best of the Issuer's knowledge, none of the Issuer nor any Owner Subsidiary has given a release or waiver of material liability that would waive or impair any material claim based on any Environmental Activity to a previous owner of the District Energy Projects or the Project Sites or to any party who may be potentially responsible for such District Energy Projects or Project Sites; and none of the Issuer nor any Owner Subsidiary has made any promises of indemnification regarding any Environmental Activity to any parties other than Secured Parties pursuant to the Financing Documents and the Loan Documents; and none of the


                                                         NOTE PURCHASE AGREEMENT

Issuer nor any Owner Subsidiary has any known material liability to any parties other than Secured Parties pursuant to the Financing Documents and the Loan Documents in connection with any Environmental Activity.

            (i) Except as set forth in Schedule 5.13 attached hereto, the use of any of the District Energy Projects or the Project Sites for their intended purpose will not result in any Environmental Activity in material violation of any applicable Environmental Laws.

      Section 5.14. Ownership, Etc.

            (a) As of the Closing Date and as of the Initial Disbursement Date, the Issuer has no Subsidiaries other than the Subsidiary Guarantors (other than ETT Nevada).

            (b) As of the Second Disbursement Date, the Issuer has no Subsidiaries other than the Subsidiary Guarantors and Northwind Aladdin.

            (c) As of the Initial Disbursement Date and the Second Disbursement Date, the allocation of the equity interests in each of the Issuer and its Subsidiaries is as set forth in Schedule 5.14 hereto. All of the outstanding shares or capital stock or similar equity interests of each Subsidiary have been validly issued, are fully paid and, if applicable, nonassessable and are owned by the Issuer or another Subsidiary free and clear of any Lien (other than Permitted Liens). None of the Issuer's Subsidiaries is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Issuer or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.15. Place of Business. The chief executive offices and the principal places of business of the Issuer and each of its Subsidiaries are as set forth in Schedule 5.15. The Issuer shall at all times maintain an office in the City of New York, New York.

      Section 5.16. No Default.

            (a) Except as set forth in Schedule 5.16, neither the Issuer nor, to the best of the Issuer's knowledge, any other Project Party, is in default under or with respect to any Financing Document or Material Project Document to which such Person is a party or by which it or its properties may be bound. No Event of Default or other default under any Financing Document or Material Project Document has occurred and is continuing nor has a waiver of any default under any Financing Document or Material Project Document been granted by any party thereto.

            (b) Neither the Issuer nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


                                                         NOTE PURCHASE AGREEMENT

      Section 5.17. Project Documents.


            (a) The Purchasers have received a true and complete copy of each Material Project Document as in effect on the Closing Date (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any). Except as permitted from time to time pursuant to
Section 9.3, none of the Material Project Documents has been amended, supplemented, modified or terminated and all of the Material Project Documents are in full force and effect and enforceable against the parties thereto. The Project Documents include all agreements relating to the District Energy Projects, and neither the Issuer nor any of its Subsidiaries is a party to any agreement or instrument that is not a Financing Document or a Project Document (other than (i) the mandate letter between the Issuer and Macquarie Securities
(USA) Inc., (ii) the Chicago Stock Purchase Agreement, (iii) the Las Vegas Stock Purchase Agreement, (iv) the Loan Documents and (v) the note purchase agreement and other documents relating to the Northwind Aladdin Notes).

            (b) There are no licenses, trademarks, patents, trade names, service names, copyrights, technology, services, materials, equipment or rights required for the Operation of the District Energy Projects other than those granted by, or to be provided to the relevant Subsidiary pursuant to, the Project Documents.

            (c) Each Subsidiary Operating a District Energy Project has all utilities and means of access and transportation necessary for the Operation of such District Energy Project.

            (d) Except as set forth in Schedule 5.16, the Issuer has no knowledge (after due inquiry of its Subsidiaries) of any event that could result in a warranty claim or in a claim by a third party that it is entitled to suspend or defer performance under any Material Project Document. The Issuer has no knowledge (after due inquiry of its Subsidiaries) of any event, condition or circumstance that could reasonably be expected to result in any warranty or similar claim, or a claim by any Project Party that it is entitled to suspend or defer the performance of its obligations, under any Material Project Document.

            Section 5.18. Patents; Trademarks; Licenses. Each of the Subsidiaries Operating a District Energy Project owns, or is licensed or otherwise has the lawful right to use all patents, trademarks, copyrights and other such rights, free from burdensome restrictions, that are necessary for the Operation of such District Energy Project.

            Section 5.19. Private Offering. Neither the Issuer nor any other Person acting on behalf of the Issuer has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 7 other institutional investors, each of which has been offered the Notes at a private sale for investment. Neither the Issuer nor anyone acting on behalf of the Issuer has taken, or will take, any action which would subject the issuance


                                                         NOTE PURCHASE AGREEMENT
or sale of the Notes to Section 5 of the Securities Act, or otherwise require the registration, filing or qualification of the Notes under any applicable laws of the United States of America.

      Section 5.20. Base Case Forecast.

            (a) The Base Case Forecast was prepared in good faith and the assumptions on the basis of which such projections were made are reasonable as of the Closing Date and are consistent with the existing Project Documents. The parties acknowledge and agree that such projections are not guaranteed and there is no warranty that the projected results will actually be achieved.

            (b) The Base Case Forecast was prepared in good faith and the assumptions on the basis of which projections were made in the Base Case Forecast are reasonable as of the Initial Disbursement Date and are consistent with the existing Project Documents.

            (c) The Base Case Forecast was prepared in good faith and the assumptions on the basis of which projections were made in the Base Case Forecast are reasonable as of the Second Disbursement Date and are consistent with the existing Project Documents.

      Section 5.21. Ranking. All liabilities of the Issuer under the Notes constitute direct, unconditional and general obligations of the Issuer and rank in right of payment either pari passu or senior to all other Indebtedness of the Issuer.

      Section 5.22. Representations of Guarantors. The representations and warranties of MDEH contained in the MDEH Pledge Agreement and the representations and warranties of each Subsidiary Guarantor contained in the Subsidiary Guarantor Security Agreement of such Subsidiary Guarantor are true and correct as of the date they are made and will be true and correct on each of the Initial Disbursement Date and the Second Disbursement Date (after giving effect to the acquisition of the relevant District Energy Project).


                                                         NOTE PURCHASE AGREEMENT

            SECTION 6. REPRESENTATIONS OF THE PURCHASER.

            Section 6.1. Purchase for Investment. Each Purchaser represents that such Purchaser is purchasing its Notes for investment for its own account or for one or more separate accounts maintained by such Purchaser and not with a view to the sale or distribution thereof or the granting of any participation therein, provided that the disposition of its or their property at all times shall be within its or their control.

            Each Purchaser represents that it is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act. Each Purchaser understands that (i) the Notes have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption for registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and (ii) the Issuer is not required to register the Notes.

            Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser:

            (a) the Source is an "insurance company general account" (as the term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns


                                                         NOTE PURCHASE AGREEMENT
more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this paragraph (d); or

            (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (issued April 10, 1996) (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this paragraph (e); or

            (f) the Source is a governmental plan; or

            (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this paragraph
(g); or

            (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

            Section 6.3. Purchaser Not a Utility. Each Purchaser represents and warrants that it is not a person primarily engaged in the generation or sale of electric power, an "electric utility," a "public utility holding company," a wholly or partially owned "subsidiary of an electric utility," or a wholly or partially owned


                                                         NOTE PURCHASE AGREEMENT

"subsidiary of a public utility holding company" within the meaning of Part 292 of Title 18 of the Code of Federal Regulations.

            SECTION 7. DELIVERY OF FINANCIAL STATEMENTS, OPERATING BUDGET AND OTHER INFORMATION.

            The Issuer shall furnish to the Collateral Agent:

            (a) (i) unless the fiscal year of the Issuer and the fiscal year of its Subsidiaries are the same, within 90 days after the end of each fiscal year of the Issuer and within 90 days after the end of each fiscal year of each Subsidiary of the Issuer, as applicable, copies of (A) the audited consolidated financial statements of the Issuer as of the end of such fiscal year of the Issuer, (B) the audited consolidated financial statements of such Subsidiary as of the end of such fiscal year of such Subsidiary and (C) the unaudited consolidated financial statements of the Issuer and its Subsidiaries as of the end of each fiscal year of the Issuer, in each case, prepared in accordance with GAAP and accompanied by a certificate from the Senior Financial Officer of the Issuer certifying that (1) such financial statements fairly present in all material respects the financial condition and results of operation of the Issuer and its Subsidiaries, as applicable, and (2) such financial condition and results of operations of the Issuer and its Subsidiaries have been included in the annual audited consolidated financial statements for Macquarie for the same such fiscal year; provided that if the Issuer and its Subsidiaries are no longer direct or indirect Subsidiaries of Macquarie, then audited consolidated financial statements as described in this Section 7(a), within the same time period as set forth above, shall be delivered to the Collateral Agent by the Issuer, accompanied by an opinion thereon of independent certified public accountants of recognized national standing to the effect that such financial statements fairly present in all material respects the financial condition and results of operation of each of the Issuer and its Subsidiaries and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

                  (ii) if the fiscal year of the Issuer and the fiscal year of its Subsidiaries are the same, within 90 days after the end of each fiscal year of the Issuer, copies of the audited consolidated financial statements of the Issuer and its Subsidiaries as of the end of such fiscal year and stating in comparative form the respective audited figures as of the end of and for the previous fiscal year, if available, prepared in accordance with GAAP and accompanied by a certificate from the Senior Financial Officer of the Issuer certifying that such financial statements fairly present in all material respects the financial condition and results of operation of each of the Issuer and its Subsidiaries;

            (b) within 45 days after the end of each fiscal quarter of the Issuer, copies of the unaudited consolidated financial statements of the Issuer and its Subsidiaries as of the end of


                                                         NOTE PURCHASE AGREEMENT
such quarter, prepared in accordance with GAAP and stating in comparative form the respective figures for the corresponding period in the previous fiscal year, certified by a Senior Financial Officer of the Issuer to fairly present in all material respects the information contained therein;

            (c) concurrently with the financial statements furnished pursuant to subsections (a) and (b) above, an Officer's Certificate duly executed by the Senior Financial Officer of the Issuer (i) setting forth the information (including detailed calculations) required to establish whether the Issuer was in compliance with the requirements of Section 9.17 during the quarterly or annual period covered by the statements then being furnished and (ii) stating that based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default has occurred during the period covered by the financial statements being furnished at such time or, if any Default or Event of Default shall have occurred during such period, specifying all such Defaults and Events of Default, and the nature and period of existence thereof, and what action the Issuer has taken, is taking or proposes to take with respect thereto;

            (d) by June 30 of each calendar year, evidence satisfactory to each Noteholder that the Notes are rated by a Rating Agency;

            (e) by December 1 of each calendar year, the Operating Budget for the upcoming budget year;

            (f) by December 31 of each calendar year, a certificate from the Independent Engineer confirming the projected Debt Service Coverage Ratio for the Rolling Fiscal Period ending on the date that is one year from such December 31 and confirming that the financial and operational assumptions used in determining such projected Debt Service Coverage Ratio are reasonable and consistent with Prudent Operating Practices;

            (g) promptly after the Issuer becomes aware of the existence of a Default or an Event of Default and in any event within three Business Days thereof, a certificate duly executed by the Issuer specifying the nature and period of existence thereof and what action the Issuer has taken, is taking or proposes to take with respect thereto;

            (h) promptly after receipt thereof, copies of any notice or other written communication from any Rating Agency then rating the Notes informing the Issuer of a change in the rating of the Notes or informing the Issuer that such Rating Agency is placing the Issuer on creditwatch;

            (i) promptly, and in any event within 30 days after the Issuer or any of its Subsidiaries becomes aware of any of the following, a certificate duly executed by the Issuer or the relevant Subsidiary specifying the nature and period of existence thereof and what action the Issuer or the relevant Subsidiary has taken, is taking or proposes to take with respect thereto:


                                                         NOTE PURCHASE AGREEMENT

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (j) promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Issuer or any of its Subsidiaries from any Governmental Authority relating to any Order or Governmental Rule that could reasonably be expected to have a Material Adverse Effect, accompanied by a written statement from the Issuer or the relevant Subsidiary indicating what action the Issuer or the relevant Subsidiary is taking or proposes to take with respect to such notice;

            (k) promptly after the Issuer becomes aware of any Material Proceeding pending or threatened against or affecting the Issuer, any of its Subsidiaries or any of the Collateral (including any arbitration proceeding), a certificate duly executed by the Issuer specifying the nature thereof and what action the Issuer or the relevant Subsidiary has taken, is taking or proposes to take with respect thereto;

            (l) promptly after the Issuer becomes aware of any event or circumstance that could reasonably be expected to have a Material Adverse Effect, a certificate duly executed by the Issuer specifying the nature thereof and what action the Issuer or the relevant Subsidiary has taken, is taking or proposes to take with respect thereto;

            (m) promptly after the Issuer becomes aware of a failure by Sierra Pacific to have or maintain its exemption under Section 3(a)(2) of PUHCA, written notice of such failure; and

            (n) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer or any of its Subsidiaries or relating to the ability of the Issuer or any of its Subsidiaries to perform their


                                                         NOTE PURCHASE AGREEMENT
respective obligations under the Transaction Documents to which it is a party, as from time to time may be reasonably requested by any Noteholder.

            SECTION 8. INSPECTION OF PROPERTIES AND BOOKS. The Collateral Agent, or any of its representatives, shall have the right upon reasonable advance notice and at the direction and expense of the Noteholders (except as set forth in the immediately succeeding sentence), to visit and inspect the District Energy Projects and any of the properties of the Issuer and its Subsidiaries, to review and inspect any documents received by the Issuer or any of its Subsidiaries from any of the other Project Parties pursuant to the Project Documents, to examine the books of account and records (including operating logs) of the Issuer and any of its Subsidiaries, to make or be provided with copies of the foregoing, and to discuss the affairs, finances and accounts of the Issuer or any of its Subsidiaries with the Issuer's or such Subsidiary's officers, employees and independent public accountants, all at such reasonable times and intervals and to such reasonable extent under the circumstances as the Collateral Agent may request. Notwithstanding the foregoing, the Issuer agrees to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent (or any representative thereof) or any Noteholder in connection with the exercise of rights pursuant to this Section 8 at any time when a Default or an Event of Default has occurred and is continuing.

      SECTION 9. COVENANTS. The Issuer covenants and agrees that so long as any Note or any obligation of the Issuer under this Agreement or any other Financing Document shall be outstanding:

      Section 9.1. Books and Records; Fiscal Year; Corporate Existence; Payment of Taxes; Compliance with Laws.

            (a) The Issuer shall keep, and cause each of its Subsidiaries to keep, proper books of record in accordance with GAAP.

            (b) The Issuer shall not, and shall cause each of its Subsidiaries not to, change its fiscal year; provided that if no Change in Control has occurred but the Issuer is no longer owned and controlled, directly or indirectly, by Macquarie, the Issuer shall change its fiscal year to a calendar year.

            (c) Except as permitted under Section 9.4, the Issuer shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its or such Subsidiary's legal existence. Except as permitted under Section 9.4, the Issuer shall, and shall cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises relevant to the conduct of its or such Subsidiary's business or the ownership of its or such Subsidiary's Properties unless, in the reasonable judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect any such right, license, permit, privilege or franchise could not, individually or in the aggregate, have a Material Adverse Effect.


                                                         NOTE PURCHASE AGREEMENT

            (d) The Issuer shall, and shall cause each of its Subsidiaries to, pay and discharge or cause to be paid and discharged all Taxes, assessments and governmental charges or levies imposed upon the Issuer or such Subsidiary or upon the income or profits of the Issuer or such Subsidiary or upon any of the Collateral, or upon any part thereof, all when due, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Issuer or such Subsidiary; provided, however, that neither the Issuer nor any of its Subsidiaries shall be required to pay any such Tax if (i) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and if adequate cash reserves shall have been made therefor in accordance with GAAP or (ii) the nonpayment of such Tax in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            (e) The Issuer shall, and shall cause each of its Subsidiaries to, comply with all Governmental Approvals and Governmental Rules (including, without limitation, all Environmental Laws) applicable to the Issuer, such Subsidiary, any of their respective Properties, the District Energy Projects owned by such Subsidiary or the Operation thereof except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

      Section 9.2. Project Operation; Maintenance of Properties.

            (a) The Issuer shall and shall cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition in accordance with Prudent Operating Practices, so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.2 shall not prevent the Issuer or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuation is desirable in the conduct of its business and the Issuer has reasonably concluded that such discontinuation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) The Issuer shall promptly inform the Noteholders of any event which would significantly interrupt or reduce the operation of any of the District Energy Projects, excluding any planned outage or scheduled, routine maintenance period.

            Section 9.3. Project Documents; Etc.

            (a) The Issuer shall and shall cause each of its Subsidiaries to:
(i) perform and observe in all respects all of its or such Subsidiary's covenants and obligations contained in each of the Material Project Documents to which it or such Subsidiary is a party, (ii) take all reasonable and necessary action to prevent the termination or cancellation of any Material Project Document to which it or such Subsidiary is a party in accordance with the terms thereof or otherwise (except for any scheduled termination), and (iii) promptly enforce against the relevant Project Party each covenant or obligation of such Material Project Document in accordance with its terms. The Issuer shall comply with the provisions of each Material Project


                                                         NOTE PURCHASE AGREEMENT

Document and shall notify its direct and indirect shareholders of any actions required to be taken by such shareholders in order for the Issuer to comply with such Material Project Document. The Issuer shall promptly notify the Collateral Agent of any default under any Material Project Document.

            (b) Except as expressly otherwise set forth in this Section 9.3, the Issuer shall not and shall cause each of its Subsidiaries not to take the following actions without the prior written consent of the Majority Noteholders (which consent shall not be unreasonably withheld) unless such action could not reasonably be expected to have a Material Adverse Effect: (i) cancel or terminate any Material Project Document to which it or such Subsidiary is a party or consent to or accept any cancellation or termination thereof prior to the scheduled expiration thereof, (ii) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its or such Subsidiary's interest in any Material Project Document,
(iii) waive any default under, or breach of, any Material Project Document or waive, fail to enforce, forgive, compromise, settle, adjust or release any right, interest or entitlement, howsoever arising, under or in respect of any Material Project Document or in any way vary, or agree to the variation of, any provision of such Material Project Document or of the performance of any covenant or obligation by any other Person under any Material Project Document,
(iv) exercise any right to initiate any arbitration proceeding under any Material Project Document or take any action with respect to any such legal (including arbitral) proceeding initiated by any other Project Party or compelled by the provisions of any Material Project Document, (v) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to Impair any Material Project Document, or (vi) amend, modify or supplement any Material Project Document; provided that the Issuer or any of its Subsidiaries may enter into change orders in accordance with the Material Project Documents without the prior written consent of the Majority Noteholders if (A) such change order, individually or in the aggregate, would not be reasonably likely to have a negative impact on the Issuer's EBITDA, measured on a cash basis, in excess of $500,000 on a pro forma basis for the Rolling Fiscal Period beginning on the date of such change order and (B) the Issuer delivers to the Collateral Agent a certificate in advance notifying the Noteholders of such proposed change order and such pro forma calculations. For the purposes of clarification of this Section 9.3(b), the exercise by the Issuer or any of its Subsidiaries of any election or option that would have the effect of altering or modifying any economic or other material terms of a Material Project Document shall constitute an "amendment" of such Material Project Document.

            (c) The Issuer shall not and shall cause each of its Subsidiaries not to enter into any Additional Project Document after the Closing Date without the prior written consent of the Majority Noteholders except that no such consent shall be required for the Issuer or any of its Subsidiaries to enter into any Additional Project Documents constituting less than 5% of the gross revenues of the Issuer in any given year or having a value of less than $2,500,000 in any given year with unaffiliated third parties on an arms-length basis in the ordinary course of business. The Issuer shall cause all counterparties to any Additional Project Document constituting 5% or more of the gross revenues of the Issuer in any year or having a value of $2,500,000 or more in any given year to execute a Consent in substantially the form set forth in


                                                         NOTE PURCHASE AGREEMENT

Exhibit F and satisfactory to the Majority Holders with respect to such Additional Project Document. The Issuer shall, with respect to all other Additional Project Documents, use its best efforts (which shall not include the payment of a fee to any unaffiliated third party who is party to such Additional Project Document) to obtain a Consent in substantially the form set forth in Exhibit F.

            (d) Except to the extent expressly permitted under this Agreement, the Issuer shall not and shall cause each of its Subsidiaries not to enter into any contract or agreement (other than the Project Documents, the Financing Documents and the Loan Documents) which restricts the ability of the Issuer or such Subsidiary to: (i) enter into amendments, modifications, supplements or waivers of the Material Project Documents or the Financing Documents, (ii) sell, transfer or otherwise dispose of its assets, (iii) create, incur, assume or suffer to exist any Lien upon any of its property, or (iv) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness.

            (e) Promptly after the execution and delivery thereof, the Issuer shall furnish each Secured Party with certified copies of: (i) all permitted amendments, supplements or modifications that are of a material nature to any Material Project Document, (ii) all permitted Additional Project Documents entered into after the Closing Date and all amendments, supplements or modifications thereto that are of a material nature and (iii) any additional Consents executed in connection with an Additional Project Document in accordance with Section 9.3(c).

      Section 9.4. Merger and Consolidation; Disposition of Assets.

            (a) The Issuer shall not, and shall not permit any of its Subsidiaries to, change its (or such Subsidiary's) legal form, merge into or consolidate with any other Person and shall not, and shall not permit any of its Subsidiaries to, liquidate or dissolve; provided that any such Subsidiary may be merged, liquidated or dissolved so long as (i) the assets of such Subsidiary thereby become assets of the Issuer or another wholly-owned Subsidiary of the Issuer engaging in the Operation of district energy projects; (ii) the Issuer takes (and causes each applicable Subsidiary to take) such steps as may be necessary in order to preserve the existence and the priority of the Liens under the Security Documents and the validity and binding effect of the Financing Documents; (iii) the Issuer or the surviving Subsidiary confirms the obligations of the liquidated or dissolved Subsidiary or the Issuer, as applicable, under the Security Agreements; and (iv) such liquidation or dissolution could not reasonably be expected to have a Material Adverse Effect or cause an Event of Default or violate any material Governmental Approval.

            (b) The Issuer shall not, and shall not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its or such Subsidiary's Property except: (i) sales of energy, or hot or chilled or heated water, (ii) sales of personal property no longer used or useful in the Issuer's or such Subsidiary's business in the ordinary course of such Person's business (provided that the aggregate amount of revenues of such sales of personal property of the Issuer and its Subsidiaries shall not exceed


                                                         NOTE PURCHASE AGREEMENT

$1,000,000 per any item or $2,000,000 in any fiscal year without the consent of the Majority Noteholders), (iii) sales, transfers or other dispositions of the Authorized Investments described in clauses (i) and (iii) of the definition thereof and (iv) the transfer, assignment and delegation of all the Issuer's right, title and interest in all or any portion of the Las Vegas Assets (to the extent acquired prior to the Second Disbursement Date using new cash contributions to capital of the Issuer or Affiliate Subordinated Debt) to, and the assumption of all of the Issuer's liabilities thereunder by, an Affiliate of the Issuer at any time prior to the Second Disbursement Date; provided, however, that no payment, indemnity or undertaking of any kind shall be made by the Issuer or any of its Subsidiaries to or for the benefit of such Affiliate in connection with any such transfer, assignment, delegation and assumption of all or any portion of the Las Vegas Assets (to the extent acquired prior to the Second Disbursement Date using new cash contributions to capital of the Issuer or Affiliate Subordinated Debt). The preceding sentence shall not apply to transfers of assets between Subsidiaries of the Issuer or between any such Subsidiary and the Issuer; provided that (A) in the case of any such transfer of assets, the Issuer takes (and causes each applicable Subsidiary to take) such steps as may be necessary to preserve the existence and the priority of the Liens under the Security Documents and the validity and binding effect of the Financing Documents; (B) the Issuer or the acquiring Subsidiary confirms the obligations of the other Subsidiary or the Issuer, as applicable, under the Security Agreements; and (C) such transfer could not reasonably be expected to have a Material Adverse Effect or cause an Event of Default. The Collateral Agent shall take such action as shall be necessary in order to release from the Liens of the Security Documents the Property of the Issuer or of the relevant Subsidiary conveyed, sold, transferred or otherwise disposed of in accordance with this Section 9.4(b).

            (c) The Issuer shall not, and shall not permit any of its Subsidiaries to, purchase or acquire any assets other than: (i) the purchase of assets in the ordinary course of business reasonably required in connection with the ownership, operation and maintenance of such Person's business as contemplated by the Project Documents, (ii) the purchase of assets reasonably required in connection with Restoration of a District Energy Project as permitted in this Agreement, (iii) the purchase of assets in connection with Permitted Capital Expenditures, (iv) the purchase of ETT Nevada pursuant to the Las Vegas Stock Purchase Agreement with the proceeds of the Las Vegas Notes, new cash contributions to capital of the Issuer or Affiliate Subordinated Debt, (v) the purchase of the Northwind Aladdin Notes pursuant to the Agreement Regarding Purchase and Sale of Debt dated as of July 6, 2004 among Exelon Thermal Holdings, Inc., the Issuer and the holders of the Northwind Aladdin Notes with the proceeds of the Las Vegas Notes, new cash contributions to capital of the Issuer or Affiliate Subordinated Debt and (vi) Authorized Investments.

            (d) Except as provided in Section 9.9, the Issuer shall not, and shall not permit any of its Subsidiaries to, convey, sell, transfer or otherwise dispose of its equity interests in any of their respective Subsidiaries unless the Issuer continues to be the direct or indirect owner of such Subsidiary.


                                                         NOTE PURCHASE AGREEMENT

            Section 9.5. Indebtedness. The Issuer shall not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

            Section 9.6. Liens. The Issuer shall not, nor will it permit any OF its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its Properties now owned or hereafter acquired by it, nor assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for Permitted Liens.

            Section 9.7. Investments. The Issuer shall not, and shall not permit any of its Subsidiaries to, make any Investment other than Authorized Investments.

            Section 9.8. Nature of Business; Maintenance of Office in New York.

            (a) The Issuer shall not, and shall not permit any of its Subsidiaries to, engage to any material extent in any business other than (i) in the case of the Issuer, the ownership of the Subsidiary Guarantors, the activities related to the performance of the Transaction Documents to which it is a party and related activities and (ii) in the case of the Subsidiaries of the Issuer, the ownership of the relevant Owner Subsidiaries, the acquisition, ownership, operation and use of its respective District Energy Projects as contemplated by the existing Project Documents to which it is a party (and any future permitted amendments to existing Project Documents or other future agreements entered into in compliance with the terms of this Agreement) and the activities related to the performance of the Transaction Documents to which it is a party and related activities.

            (b) The Issuer shall maintain an office in the City of New York, New York at all times.


            Section 9.9. Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any other transaction that is otherwise permitted under this Agreement with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate), except (a) as expressly contemplated by the Transaction Documents, (b) transfers of ownership interests in any Subsidiary Guarantor to Affiliates, including but not limited to Persons managed by Macquarie or its Affiliates; provided that no such transfer will be allowed if
(i) it could reasonably be expected to result in a violation of the Chicago Use Agreement or (ii) the proposed transferee is a "blocked person" as described in
Section 1 of the Terrorism Order or a Person described in the Department of Treasury Rule referred to in Section 5.11(c) and (c) transactions that are (i) disclosed to the Noteholders, (ii) on terms and conditions not less favorable to the Issuer or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and no Default would result from such transaction and (iii) reasonably desirable for the Operation of the relevant District Energy Project, and further, in the case of clause (c), each of the Issuer and its Subsidiaries may make Restricted Payments in accordance with Section 9.11; provided, further, that no payment, indemnity or undertaking of any kind shall be made by the Issuer or any of its Subsidiaries to or for the benefit



                                                         NOTE PURCHASE AGREEMENT
of any Affiliate in connection with any assignment or assumption of the Las Vegas Stock Purchase Agreement.

            Section 9.10. Environmental Compliance.

            (a) The Issuer shall not, and shall cause its Subsidiaries not to, Release or permit the Release of Hazardous Materials at a Project Site other than in a manner that (i) could not reasonably be expected to have a Material Adverse Effect or give rise to a material Environmental Claim and (ii) complies in all material respects with all applicable Environmental Laws.

            (b) The Issuer shall, and shall cause its Subsidiaries to, (i) conduct and complete any investigation, study, sampling and testing that may be reasonably required if there is any fact, circumstance, condition or occurrence that could reasonably be expected to form the basis of an Environmental Claim related to or against any of the District Energy Projects or any Environmental Party or that any Secured Party may reasonably request and (ii) undertake any cleanup, removal, remedial, response or other action necessary to remove and clean up all Hazardous Materials related to or Released at, on, in, under or from a Project Site to the extent required by applicable Environmental Laws except if the failure to do so could not reasonably be expected to have a Material Adverse Effect or give rise to a material Environmental Claim.

            (c) The Issuer shall deliver to the Secured Parties (i) promptly upon obtaining knowledge of (A) any fact, circumstance, condition or occurrence that could reasonably be expected to form the basis of a material Environmental Claim related to or against any of the District Energy Projects or any Environmental Party the effect of which could reasonably be expected to have a Material Adverse Effect or result in a mandatory prepayment under Section 3.3(c), (B) any pending or threatened material Environmental Claim related to any of the District Energy Projects or any Environmental Party, or (C) any material change in the operations of or capital improvements to any District Energy Project that is or could be required for such District Energy Project to be in compliance with all Governmental Approvals and Environmental Laws relating to such District Energy Project, a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Issuer and any other relevant Environmental Party has taken or proposes to take with respect thereto and, thereafter, from time to time such detailed reports with respect thereto as any Secured Party may reasonably request and (ii) promptly upon their becoming available, copies of all material written communications with any Governmental Authority regarding any Environmental Law or Environmental Claim relating to a District Energy Project, including, without limitation, the loss of, or failure to renew, Governmental Approvals related to any District Energy Project.

            (d) The Issuer and each Owner Subsidiary shall promptly, but in any event within five (5) days, notify Agent if such Issuer becomes aware of the discovery of any occurrence, condition or state of facts which would render any representation contained in Section 5.13 incorrect in any material respect if made at the time of such discovery.


                                                         NOTE PURCHASE AGREEMENT

            Section 9.11. Restricted Payments.

            (a) The Issuer shall not make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Issuer may make a Restricted Payment in cash from and to the extent of the cash funds then on deposit in the Distribution Account at least five (5) Business Days after any Payment Date, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment (the "Restricted Payment Date") and after giving effect thereto:

                  (i) such Restricted Payment is permitted by applicable law and is made in accordance with the Agency, Disbursement and Control Agreement;

                  (ii) no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment;

                  (iii) the Debt Service Reserve Account Balance is at least equal to the Required Debt Service Reserve Amount, and the Tax Reserve Account Balance is at least equal to the Required Tax Reserve Amount;

                  (iv) (A) the Debt Service Coverage Ratio for the Rolling Fiscal Period ending on the last day of the month preceding the Restricted Payment Date is at least 1.25 to 1 and the projected Debt Service Coverage Ratio for the Rolling Fiscal Period ending on the date that is one year from such Restricted Payment Date is at least 1.25 to 1; provided that if such Restricted Payment Date occurs on or after the date that is four years prior to the Final Maturity Date, the projected Debt Service Coverage Ratio for the next succeeding Rolling Fiscal Period and the Rolling Fiscal Period ending on December 31, 2023 are each at least 1.40 to 1 and (B) such projected Debt Service Coverage Ratio does not negatively vary from the projected Debt Service Coverage Ratio contained in the certificate of the Independent Engineer delivered pursuant to
      Section 7(f) by 10% or more unless the Independent Engineer delivers a certification that the financial and operational assumptions contained in such projected Debt Service Coverage Ratio are reasonable and consistent with Prudent Operating Practices;

                  (v) if such Restricted Payment Date is on or after the date that is nine months after the Issuer acquires ETT Nevada pursuant to the Las Vegas Stock Purchase Agreement and the Issuer is not in compliance with the provisions of Section 9.19(d), either (A) the Collateral Agent shall have received the Aladdin Indemnity, duly executed and delivered by the Indemnitor, and an Officer's Certificate from the Indemnitor, dated not more than three Business Days before such Restricted Payment Date, certifying that the Aladdin Indemnity is in full force and effect and that the Indemnitor will, as of the Restricted Payment Date, have shareholders' equity of not less than $300,000,000 or (B) for the purposes of determining any projected component of the Debt Service Coverage Ratio calculations hereunder, the definition of Cash Flow shall not take into account any Revenue attributable to the Las Vegas District Energy Project (but shall include all


                                                         NOTE PURCHASE AGREEMENT

      Operating Costs, Major Maintenance Expenditures, Capital Expenditures and Taxes attributable to the Las Vegas District Energy Project); and

                  (vi) if such Restricted Payment Date is on or after January 1, 2013, the term of the Chicago Use Agreement has been extended at least 5 years past the Final Maturity Date.

            (b) The Issuer shall cause its Owner Subsidiaries not to declare or make any Restricted Payment except as set forth in Section 9.11(c).

            (c) Prior to each Payment Date (and in anticipation of the application of funds on such Payment Date contemplated by the Agency, Disbursement and Control Agreement), the Issuer shall cause (i) the balance of outstanding Intercompany Subordinated Loans made by each Owner Subsidiary to the Issuer to be repaid in an amount equal to the distribution in respect of equity interests in such Owner Subsidiary described in clause (ii), and (ii) a distribution in respect of equity interests in such Owner Subsidiary to be made by such Owner Subsidiary to the Issuer in the maximum amount that is legally permissible. The intent of the foregoing provision is to convert, prior to each Payment Date and to the fullest extent legally permissible the balance of Intercompany Subordinated Loans from an Owner Subsidiary to the Issuer to a distribution to the Issuer in respect of the equity interests in such Owner Subsidiary.

            (d) To the extent that the proceeds of any Affiliate Subordinated Debt (with terms and conditions not less favorable to the Issuer than could be obtained on an arm's-length basis from unrelated third parties) were used exclusively to pay the purchase price of all or any portion of the Las Vegas Assets prior to the Second Disbursement Date, the Issuer may use the net proceeds of the Las Vegas Notes, to the extent such net proceeds are available to the Issuer, to repay such Affiliate Subordinated Debt so long as no Default or Event of Default has occurred or is continuing, notwithstanding anything to the contrary in the subordination agreement applicable to such Affiliate Subordinated Debt.

            Section 9.12. Further Assurances.

            (a) The Issuer shall take, or cause to be taken, all action required or desirable to maintain its or its Subsidiary's (as applicable) good and valid title to the Collateral (subject to Section 9.4(b)) and shall maintain and preserve, and cause to be maintained and preserved (as applicable) the Liens created by the Security Documents and the priority thereof.

            (b) The Issuer shall use its best efforts to obtain (i) Consents in substantially the form set forth in Exhibit F with respect to Material Project Documents not listed on Schedule 4.2 within 120 days of the Initial Disbursement Date, or the Second Disbursement Date, as applicable, and (ii) Consents in substantially the form set forth in Exhibit F with respect to Additional Project Documents in accordance with Section 9.3.


                                                         NOTE PURCHASE AGREEMENT

            (c) If, at any time after the Closing Date, if ETT Nevada and/or any of its Affiliates owns or has the right to control 100% of the outstanding equity interests in Northwind Aladdin, the Issuer shall promptly cause ETT Nevada to (i) cause Northwind Aladdin to amend the note purchase agreement relating to the Northwind Aladdin Notes to (A) change references to Exelon under such note purchase agreement to be references to Macquarie District Energy Inc. and (B) provide that a default under the Notes constitutes a default under the Northwind Aladdin Notes and (ii) pledge its member interest in Northwind Aladdin and enter into the ETT Nevada Pledge Agreement.

            Section 9.13. Insurance.

            (a) Insurance Maintained by the Issuer and its Subsidiaries.

                  (i) The Issuer shall and shall cause each of its Subsidiaries to procure and maintain in full force and effect at all times on and after the date of this Agreement, at its or such Subsidiary's own expense, insurance with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents and in accordance with Prudent Operating Practices, but in no event less than the limits and coverage provisions specified in Schedule 9.13 hereto. The Issuer shall ensure that the Collateral Agent and each of the Secured Parties is listed as additional insureds and sole loss payees under the insurance policies procured in connection with any of the District Energy Projects.

                  (ii) All of the insurance specified in Schedule 9.13 hereto shall be provided by responsible insurance companies with a Best Insurance Reports Rating or Standard & Poor's Rating of "A-" or better and a financial size category of "IX" or higher (or alternatively by a company approved for this purpose by the Majority Noteholders).

            (b) Loss Proceeds.

                  (i) The Issuer shall cause the Net Available Amount of all Loss Proceeds in respect of any Event of Loss received by the Issuer or any of its Subsidiaries to be deposited in the Loss Proceeds Account and the amounts on deposit in the Loss Proceeds Account will be applied as provided in this Section 9.13(b).

                  (ii) The Net Available Amount of Loss Proceeds received from a Total Loss shall be used to prepay the Notes in accordance with
      Section 3.3(a).

                  (iii) The Net Available Amount of Loss Proceeds received from any Event of Loss (other than a Total Loss) shall be made available to the Issuer or the relevant Subsidiary, as the case may be, to Restore the Affected Property (such Restoration being referred to herein as "Restoration Work") or to reimburse the Issuer or such Subsidiary for the cost of any such Restoration Work incurred by the Issuer or such Subsidiary subject to the satisfaction of the following conditions:


                                                         NOTE PURCHASE AGREEMENT

                        (A) If the aggregate Net Available Amount of Loss
            Proceeds with respect to any single Event of Loss requested by the Issuer to be applied to Restoration Work is not more than $7,500,000, such Net Available Amount shall be made available to the Issuer or such Subsidiary, as the case may be, upon receipt of a request therefor from the Issuer and a description of the proposed Restoration Work (which Restoration Work shall, to the extent possible, restore the relevant District Energy Project to substantially the same condition it was in prior to the occurrence of such Event of Loss, assuming the District Energy Project was in the condition required by Section 9.2(a)) together with the Issuer's certification that the proposed Restoration is feasible and will not be reasonably expected to result in a Material Adverse Effect, and the Issuer or such Subsidiary shall promptly apply such funds to such Restoration Work.

                        (B) If the Net Available Amount of Loss Proceeds
            requested by the Issuer to be applied to Restoration Work does not qualify under subclause (A) above, such Net Available Amount shall be made available to the Issuer or such Subsidiary, as the case may be, subject to the satisfaction of the following conditions: (I) the Issuer shall have notified the Collateral Agent of its intent to repair or restore the affected District Energy Project and (II) the Issuer shall have provided the Collateral Agent with each of the following at least 30 days prior to the date it proposes to commence such Restoration Work: (x) a report of the Independent Engineer, reasonably acceptable to the Majority Noteholders, as to (1) the economic viability of the affected District Energy Project after giving effect to such Restoration Work, (2) the expected performance levels of the affected District Energy Project after such Restoration Work, (3) the expected ability of such District Energy Project to comply with Governmental Rules and its then existing Governmental Approvals after giving effect to such Restoration Work,
            (4) the expected amount of time required to repair and restore such District Energy Project, (5) the estimated cost of such Restoration Work and (6) such other matters as are reasonably requested by the Majority Noteholders, (y) a certificate of an Authorized Officer of the Issuer as to (1) the availability of a sufficient amount of funds (including any funds on deposit in the Loss Proceeds Account) to complete such Restoration Work and pay all principal of and interest on the Notes when due during such Restoration Work, and (2) the likelihood that no Event of Default shall exist after giving effect to such repair or restoration and (z) such other certificates, opinions or documentation as the Collateral Agent and the Majority Noteholders may reasonably request, as necessary or appropriate, in connection with such Restoration Work or to preserve and protect its interests under this Agreement and the other Financing Documents. If the Issuer elects to perform, or cause the performance of, Restoration Work pursuant to this
            Section 9.13(b)(iii)(B), the Issuer shall use all reasonable efforts to perform, or cause the applicable Subsidiary to perform, such Restoration Work in a prompt and diligent manner.


                                                         NOTE PURCHASE AGREEMENT

                        (C) No Material Project Document or material
            Governmental Approval in effect with respect to the affected District Energy Project immediately prior to such Event of Loss shall have been Impaired, or is subject to being Impaired, due to such Event of Loss except in so far as the same is not reasonably likely to be reinstated or fully replaced upon the completion of the Restoration Work.

                        (D) The Property of the Issuer, or the applicable
            Subsidiary, as the case may be, constituting the Restoration Work shall be subject to the Lien of the Security Documents (whether by amendment to the Security Documents or otherwise) to the extent that the Affected Property was so subject immediately before the Event of Loss in accordance with the Financing Documents.

                  (iv) If the Issuer, or the Subsidiary Operating the affected District Energy Project, as the case may be, has not commenced the Restoration Work (including by ordering necessary equipment) in accordance with this Section 9.13 within 180 days after it has received notice of the receipt by the Collateral Agent of the Net Available Amount of the Loss Proceeds referred to above or at any time after such 180-day period, one or more of the foregoing conditions shall not have been satisfied, then, the Collateral Agent shall, at the written instructions of the Majority Noteholders, apply the Net Available Amount of such Loss Proceeds (to the extent not otherwise remitted as aforesaid to the Issuer) to the prepayment of the Notes in accordance with Section 3.3(a) on a date selected by the Majority Noteholders (and specified in such written instructions) not more than 15 Business Days after the end of such 180-day period or the failure to satisfy any such condition.

                  (v) Notwithstanding anything to the contrary in this
      Section 9.13, but subject to the Restoration obligations of the Owner Subsidiaries and Northwind Aladdin under the Project Documents, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall, at the written direction of the Majority Noteholders, apply any amount of such Loss Proceeds in the Loss Proceeds Account in accordance with Section 3.3(a).

                  (vi) Prior to disbursing any insurance proceeds for the purpose of paying the expenses of any Restoration, the Collateral Agent shall receive from the Issuer evidence reasonably satisfactory to the Collateral Agent, certified by the Issuer, of the actual expenses incurred in performing such Restoration. The Collateral Agent may, at the written direction of the Issuer, disburse such amounts to the Issuer or the relevant Subsidiary for application to the payment of such expenses or directly to the party or parties furnishing the materials or labor for the Restoration.

                  (vii) If the Issuer, any of its Subsidiaries or the Collateral Agent receives any amount of proceeds of business interruption insurance and other payments received for interruption operations in respect of any Event of Loss, such amounts shall be deposited in the Revenue Accounts.


                                                         NOTE PURCHASE AGREEMENT

            (c) Evidence of Insurance. On each of the Initial Disbursement Date and the Second Disbursement Date (unless certified copies of the insurance policies required by this Section 9.13 have been delivered in accordance with
Section 4.2(h) or Section 4.3(h), as applicable) and on an annual basis at least twenty days prior to each policy anniversary, the Issuer shall furnish the Collateral Agent with certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer or an acceptable insurance broker where it is not practical for such insurer to execute the certificate itself. Such certification shall identify the underwriters, the reinsurers (if any), the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions for such insurance required by this Section 9.13. Upon request, the Issuer will promptly furnish the Collateral Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the District Energy Projects.

            (d) Failure to Maintain Insurance. If the Issuer or any of its Subsidiaries fails to take out or maintain the full insurance coverage required by this Section 9.13, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Issuer of any such failure, the Majority Noteholders may, but shall be under no obligation to, take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Majority Noteholders shall become an additional obligation of the Issuer to the Majority Noteholders, and the Issuer shall forthwith pay such amounts to the Majority Noteholders, together with interest thereon at the Default Rate, from the date so advanced.

            (e) Insurance Adjustments. The Issuer shall not, and shall not permit any of its Subsidiaries to, adjust, compromise or settle any claim under any property or business interruption insurance which claim, individually or in the aggregate with any other claims arising out of the same casualty, exceeds $3,000,000, without the prior written consent of the Majority Noteholders.

            (f) No Duty of Collateral Agent to Verify. No provision of this
Section 9.13 or any provision of this Agreement or any Project Document shall impose on the Collateral Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Issuer and its Subsidiaries nor shall the Collateral Agent be responsible for any representations or warranties made by or on behalf of the Issuer or any of its Subsidiaries to any insurance company or underwriter.

            (g) Notice of Cancellation. All policies of insurance required to be maintained pursuant to this Section 9.13 and Schedule 9.13 hereto shall be endorsed so that if at any time any such policy is canceled or the coverage provided thereby be reduced, which cancellation or reduction would adversely affect the Noteholders, such cancellation or reduction shall not be effective as to the Noteholders for 30 days, except for non-payment of premium which shall be for ten days, after receipt by the Collateral Agent of written notice from such insurer of such cancellation or reduction.


                                                         NOTE PURCHASE AGREEMENT

            (h) Insurance Policies. The terms of all policies of insurance required to be maintained pursuant to this Section 9.13 and Schedule 9.13 shall be mutually acceptable to the Issuer and the Collateral Agent.

            Section 9.14. Collection of Payments. The Issuer shall, and shall cause each of its Subsidiaries to, deposit all revenues and other payments (other than Loss Proceeds) received by the Issuer or such Subsidiary and shall cause all Persons party to a Project Document to remit all payment thereunder payable to the Issuer or any of its Subsidiaries, to the Revenue Accounts.

            Section 9.15. Use of Proceeds The Issuer shall use (and shall cause to be used) the proceeds of the Notes solely: (i) to fund or refinance the acquisition of the District Energy Projects; (ii) to fund certain development and operational activities of the Issuer and its Subsidiaries; (iii) to pay the transaction costs and expenses incurred in connection with the transactions contemplated hereby; (iv) to pay the Fee; and (v) to provide for the initial funding of the Debt Service Reserve Account in the amount of the Required Debt Service Reserve Amount in accordance with the Agency, Disbursement and Control Agreement.

            Section 9.16. Capital Expenditures. The Issuer shall not, and shall cause each if its Subsidiaries not to, make any Capital Expenditures other than Permitted Capital Expenditures.

            Section 9.17. Debt Service Coverage Ratio. The Issuer shall maintain, or caused to be maintained, a Debt Service Coverage Ratio for any Rolling Fiscal Period ending on a Payment Date of at least 1.05 to 1; provided that for the purposes of calculating the Debt Service Coverage Ratio for this
Section 9.17, "Cash Flow" shall mean the excess (if any) of: (a) the sum of (i) all Revenues for such period plus (ii) contributions to capital fully paid in cash received during such period (but only to the extent such contributions to capital are used to fund Permitted Capital Expenditures) plus (iii) proceeds of Qualifying Capital Expansion Indebtedness borrowed during such period over (b) the sum of (i) Operating Costs for such period plus (ii) Major Maintenance Expenditures for such period plus (iii) Capital Expenditures paid in such period plus (iv) Taxes (other than federal income taxes) actually reserved against or paid by or on behalf of the Issuer (without duplication) in such period.

            Section 9.18. Payment of Obligations. The Issuer shall, and shall cause the Subsidiary Guarantors to, pay and discharge in full their respective obligations under this Agreement, under the Notes and the other Financing Documents and Material Project Documents.

            Section 9.19. Investment Company Act; PUHCA; State Utility
Regulation.

            (a) The Issuer shall not, and shall cause its Subsidiaries not to, take any action which would result in any of the Issuer or its Subsidiaries becoming subject to regulation under the Investment Company Act.

            (b) The Issuer shall not, and shall cause its Subsidiaries not to, take any action which would result in any of the Issuer or its Subsidiaries becoming subject to regulation


                                                         NOTE PURCHASE AGREEMENT
under PUHCA, including as a result of the acquisition of the Las Vegas District Energy Project or otherwise.

            (c) The Issuer shall confirm that Sierra Pacific is maintaining its exemption under Section 3(a)(2) of PUHCA.

            (d) On or before the date that is nine months after the date the Issuer acquires ETT Nevada pursuant to the Las Vegas Stock Purchase Agreement, the Issuer shall deliver to the Collateral Agent (i) a reasonably detailed Officer's Certificate from the Issuer, in form and substance satisfactory to each Noteholder, and (ii) subject to standard assumptions and qualifications with respect to the factual basis for such opinion, an opinion from counsel to ETT Nevada and Northwind Aladdin, in form and substance satisfactory to each Noteholder, each stating (A) either (1) that the Issuer and each of its Subsidiaries is in compliance with all Governmental Rules as in effect from time to time in the State of Nevada applicable to the Las Vegas District Energy Project with respect to the regulation of public utilities by virtue of obtaining and maintaining a Certificate of Public Convenience and Necessity from the Public Utilities Commission of Nevada (and such other filings, applications, exemptions or permits as may be required under applicable Nevada law with respect to the regulation of public utilities) and that the Certificate of Public Convenience and Necessity (and such other filings, applications, exemptions or permits as may be required under applicable Nevada law with respect to the regulation of public utiltities), in each case attached as exhibits to such Officer's Certificate and legal opinion, were duly and validly issued and are in full force and effect or (2) that none of the Issuer, ETT Nevada, Northwind Aladdin or the Las Vegas District Energy Project is subject to regulation by the Public Utilities Commission of Nevada or required or permitted to obtain a Certificate of Public Convenience and Necessity or other exemption or permit and attaching an Advisory Opinion from the Public Utilities Commission of Nevada to that effect as an exhibit to such Officer's Certificate and legal opinion, or (3) due to a change in law or circumstances, none of the Issuer, ETT Nevada, Northwind Aladdin or the Las Vegas District Energy Project is subject to regulation by the Public Utilities Commission of Nevada or required or permitted to obtain a Certificate of Public Convenience and Necessity, Advisory Opinion or other exemption or permit, (B) that the Material Project Documents applicable to the Las Vegas District Energy Project are legal, valid, binding and enforceable without any qualifications (other than as aforesaid and standard qualifications with respect to creditors' rights generally and general equitable principles) and are not subject to any regulatory tariff that is different from the contract price contained in such Material Project Document, and that no challenge, claim or defense has been filed, made, raised or threatened asserting that any Material Project Document that is applicable to the Las Vegas District Energy Project is void, voidable, invalid, illegal or unenforceable, and (C) that the Issuer and each of its Subsidiaries are in compliance with all Governmental Rules as in effect from time to time in the State of Nevada and Governmental Approvals as in effect from time to time in the State of Nevada necessary to conduct their business as contemplated by the Material Project Documents that are applicable to the Las Vegas District Energy Project; provided that a failure to comply with this Section 9.19(d) shall not constitute an Event of Default under this Agreement. If, at any time after the date that is nine months after the date the Issuer acquires ETT Nevada pursuant to the Las Vegas Stock


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
                                      -51-


Purchase Agreement, the Issuer is not in compliance with the foregoing provisions of this Section 9.19(d), then for the purposes of determining any projected component of the Debt Service Coverage Ratio calculations under
Section 9.11 of this Agreement and Section 5.1 of the Agency, Disbursement and Control Agreement, the definition of Cash Flow shall not take into account any Revenue attributable to the Las Vegas District Energy Project (but shall include all Operating Costs, Major Maintenance Expenditures, Capital Expenditures and Taxes attributable to the Las Vegas District Energy Project) unless an indemnity in the form set forth in Exhibit J (the "Aladdin Indemnity") has been duly executed and delivered by a direct or indirect parent of the Issuer for the benefit of the Collateral Agent and each Noteholder, and the Indemnitor has and maintains shareholders' equity of not less than $300,000,000.

            Section 9.20. Operating Budget. Not later than July 15 of each calendar year, the Issuer shall submit to the Collateral Agent a report covering the initial six months of the fiscal year detailing the differences between actual expenditures and the Operating Budget. The Issuer, each of the Owner Subsidiaries and Northwind Aladdin shall operate in a manner consistent with the Operating Budget and in accordance with Section 5.1(a) of the Agency, Disbursement and Control Agreement.

            Section 9.21. Ratings. The Issuer shall at all times cause the Notes to be rated by a Rating Agency.

            SECTION 10. EVENTS OF DEFAULT; REMEDIES.

            Section 10.1. Events of Default. The occurrence of any one or more OF the following events, conditions or circumstances shall constitute an "Event of Default" (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or occur as a result of operation of law or otherwise):

            (a) the Issuer shall fail to pay any principal of or premium, if any, or interest on any Note or any other amount payable under this Agreement or any Note when the same becomes due and payable, whether at stated maturity or at a date fixed for prepayment or by declaration or otherwise;

            (b) (i) the Issuer shall fail to observe or perform any obligation to be observed or performed by it under any of Section 9.3, Section 9.4, Section 9.5, Section 9.6, Section 9.8, Section 9.11, Section 9.13(a)(i), Section 9.13(b)(i), Section 9.14, Section 9.16, Section 9.17 or, to the extent not covered by Section 10.1(a) above, Section 9.18, or under Article IV of the Issuer Security Agreement; or (ii) any Subsidiary Guarantor shall fail to pay when due any amount under the Subsidiary Guarantor Security Agreement to which it is a party or shall fail to observe or perform any covenant or agreement contained in Article V of the applicable Subsidiary Guarantor Security Agreement; or (iii) MDEH shall fail to pay when due any amount under the MDEH Pledge Agreement or shall fail to observe or perform any covenant or agreement contained in Article V of the MDEH Pledge Agreement; or

            (c) the Issuer shall fail to observe or perform any obligation to be observed or performed by it under any of Section 7, Section 9.7, Section 9.9,
Section 9.10, Section 9.13(d) or Section 9.15 and such failure shall have


                                                         NOTE PURCHASE AGREEMENT
continued for a period of at least 30 days after the earlier of (i) an officer of the Issuer obtaining actual knowledge of such default and (ii) the Issuer receiving written notice of such default from any Noteholder or the Collateral Agent; or

            (d) the Issuer, MDEH or any Subsidiary Guarantor shall fail to perform or observe any covenant or agreement contained in any Financing Document to which it is a party (other than those specified in clauses (a), (b) or (c) of this Section 10.1) and such failure shall continue unremedied for a period of 30 or more days after the earlier of (i) an officer of the Issuer, MDEH or the Subsidiary Guarantors, as applicable, obtaining actual knowledge of such default and (ii) the Issuer, MDEH or the Subsidiary Guarantors, as applicable, receiving written notice of such default from any Noteholder or the Collateral Agent; or

            (e) any representation or warranty made or deemed made by the Issuer in this Agreement or any representation, warranty or statement in any certificate, financial statement or other document furnished to any Noteholder or the Collateral Agent by or on behalf of the Issuer under any Financing Document, or any representation or warranty made or deemed made by MDEH or any Subsidiary Guarantor in any Financing Document to which it is a party, shall prove to have been false or misleading in any material respect as of the time made or deemed made, confirmed or furnished; or

            (f) a Bankruptcy shall occur with respect to the Issuer, MDEH or any Subsidiary Guarantor (other than ETT Nevada);

            (g) (i) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Issuer and its Subsidiaries or (ii) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against any Subsidiary of the Issuer, and any one or more of such judgments described in clause (i) or
(ii) above shall not be discharged or execution thereof stayed pending appeal, within 60 days after entry thereof, or, in the event of such a stay, such judgment or judgments shall not be discharged within 30 days after such stay expires; or

            (h) any Security Document shall cease to be in full force and effect or to be effective to grant a perfected Lien to the Collateral Agent, for the benefit of the Secured Parties, on the Collateral described therein with the priority purported to be created thereby; or

            (i) any material provision of the Chicago Use Agreement shall at any time for any reason cease to be valid and binding or in full force and effect (except upon any termination of the Chicago Use Agreement in accordance with its terms) or shall be Impaired; or any party to the Chicago Use Agreement shall be in default, or shall have breached its obligations, under the Chicago Use Agreement and such default or breach could reasonably be expected to have a Material Adverse Effect; or

            (j) the Issuer or any Subsidiary Guarantor shall default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $500,000 or more (other than Indebtedness hereunder and other than Affiliate Subordinated Debt so long as the


                                                         NOTE PURCHASE AGREEMENT
lender with respect to such Affiliate Subordinated Debt is in compliance with the subordination agreement containing the terms of subordination set forth in Exhibit H hereto with respect to such Affiliate Subordinated Debt and has not exercised any remedies (including acceleration) with respect thereto); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness of the Issuer or any Subsidiary Guarantor shall occur if the effect of such event is to cause or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

            (k) the Issuer, any of its Subsidiaries, MDEH or any Secured Party shall become, solely by virtue of (i) the ownership or operation of the respective District Energy Projects by the Subsidiaries of the Issuer or (ii) the participation of MDEH or such Subsidiary in the transactions contemplated by the Transaction Documents to which it is a party or its acquisition, ownership and operation of the respective District Energy Project and the sale of energy, or hot or chilled water therefrom: (1) an "electric utility company", a "holding company" or either a "subsidiary company" or an "affiliate" of either a "holding company" or an "electric utility company", as such terms are defined in PUHCA, or (2) subject to any regulation contemplated by Section 5.11 and; in each case, if any such event, condition or circumstance could reasonably be expected to have a Material Adverse Effect; or

            (l) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Issuer or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) the Issuer or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Issuer or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Issuer or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used herein, the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA); or

            (m) a Change in Control shall have occurred without the consent of the Majority Noteholders; provided that such Change in Control shall not result in an Event of Default under this Section 10.1(m) if (i) the Notes are rated at least "BBB-" by S&P or Fitch or "Baa3"


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
                                      -54-


by Moody's both prior to and after giving effect to such Change in Control and
(ii) prior to such Change in Control, the Collateral Agent receives evidence that all consents and approvals required under the terms of the Material Project Documents in connection with such Change in Control have been obtained; or

            (n) a breach of the Sponsor Covenant shall have occurred.

            Section 10.2. Remedies.

            (a) Upon the occurrence of any Event of Default described in
Section 10.1(f) with respect to the Issuer, the unpaid principal amount of all Notes, together with the interest accrued thereon and all other amounts payable by the Issuer under this Agreement in respect of each such Note, shall automatically become immediately due and payable, together with, to the extent permitted by law, an amount equal to the Additional Amount (as hereinafter defined), without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Issuer.

            (b) Upon the occurrence of any other Event of Default, the Majority Noteholders may, by written notice to the Issuer, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all other amounts payable by the Issuer under this Agreement in respect of each such Note and, to the extent permitted by law, an amount equal to the Additional Amount in respect of each such Note, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Issuer.

            For purposes of Section 10.2(a) and Section 10.2(b), the term "Additional Amount" means an amount equal to the Make-Whole Amount that would have been payable with respect to such Note if the Issuer had elected to prepay such Note in full pursuant to Section 3.2(a) on the date of acceleration under this Section 10.2. The Issuer acknowledges, and the parties hereto agree, that each Noteholder has the right to maintain its investments in the Notes free from repayment by the Issuer (except as specifically provided for in this Agreement) and that the provision for payment of an Additional Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

            (c) The provisions of this Section 10.2 are subject to the condition that, if the Issuer shall pay all arrears of interest on the Notes and all payments on account of the principal of and premium (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on such principal, premium (if any) and, to the extent permitted by law, on overdue payments of interest, at the rate specified in the Notes with respect to overdue payments) and all Events of Default (other than nonpayment of principal of and accrued interest on the Notes and amounts equal to the Additional Amount, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12, then, and in every such case, the Majority Noteholders, by written notice to the Issuer, may rescind and annul any such


                                                         NOTE PURCHASE AGREEMENT
acceleration and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

            (d) The Collateral Agent may, to the fullest extent permitted by law, have a court having jurisdiction to appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. The Issuer hereby irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, the Issuer shall immediately deliver possession of such Collateral to the receiver. The Issuer also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. The Collateral Agent shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral.

            Section 10.3. Suits for Enforcement.

            (a) If any Default or Event of Default shall have occurred and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.2, any Secured Party may proceed to protect and enforce its rights, either by suit in equity or by action at law, or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted in this Agreement or any Financing Document by law, equity or otherwise, or any Secured Party may proceed to enforce the payment of all sums due to such Secured Party, as the case may be, or to enforce any other legal or equitable right of any Secured Party.

            (b) No recovery of any judgment or final decree by any Secured Party and no levy of any execution under any such judgment upon any of the Collateral shall in any manner or to any extent affect the obligations of the Subsidiary Guarantors or MDEH under the Financing Documents or any rights, powers or remedies of the Secured Parties, but the obligations of the Subsidiary Guarantors or MDEH under the Financing Documents and all such rights, powers or remedies shall continue unimpaired as before.

            (c) The Collateral Agent, in its own name, or as trustee of an express trust, as the case may be, or in any one or more of such capacities shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Parties (whether such claims be based upon the provisions of this Agreement or any Financing Document) allowed in any receivership, insolvency, bankruptcy, moratorium, liquidation, readjustment, reorganization or any other suit in equity, action at law or other judicial or administrative proceeding relative to the Issuer, the


                                                         NOTE PURCHASE AGREEMENT

Subsidiary Guarantors, MDEH or the creditors of the Issuer, the Subsidiary Guarantors or MDEH, as the case may be, and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial or other proceeding is hereby authorized to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel.

            (d) Except as otherwise required by applicable law, all proofs of claim, rights of action and rights to assert claims under this Agreement or any Note may be enforced by the Collateral Agent without the possession of such Notes or the production thereof at any trial or other proceedings instituted by the Collateral Agent.

            Section 10.4. Remedies Cumulative. No remedy conferred in this Agreement or in any other Financing Document upon any Secured Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            Section 10.5. Remedies Not Waived. No course of dealing between the Issuer and any Secured Party and no delay or failure in exercising any rights under this Agreement or under any other Financing Document in respect thereof shall operate as a waiver of any of the rights of such Secured Party.

            SECTION 11. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.

            Section 11.1. Registration of Notes. The Issuer shall keep at the principal executive office of the Collateral Agent a register for the registration and registration of transfers of Notes. The name and address of each Noteholder shall be registered in such register. Prior to due presentment for registration of transfer and the Collateral Agent's receipt of written notice thereof as set forth in Section 11.2, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither the Issuer nor the Collateral Agent shall be affected or bound by, or required to act upon, any notice or knowledge to the contrary. The Issuer shall give, or shall cause the Collateral Agent to give, to any Noteholder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

            Section 11.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Collateral Agent for registration of transfer or exchange, the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Chicago Notes or Las Vegas Notes, as applicable, (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note and shall provide prompt written notice of such action to the Collateral Agent. Each such new Note shall be payable to such Person as such holder may request and shall be


                                                         NOTE PURCHASE AGREEMENT

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substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $500,000 unless the outstanding principal amount of such Note is less than $500,000. Each Noteholder further agrees, and shall be deemed to have agreed by its acceptance of a Note, that it will not transfer a Note to any transferee unless such transferee executes and delivers an Assignment and Assumption Certificate substantially in the form of Exhibit G hereto (and the Issuer shall not issue new Notes unless and until it receives such written confirmation). In addition, each Noteholder agrees that any Note surrendered for registration of transfer in accordance with this Section 11.2 must be duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof.

            Section 11.3. Replacement of Notes. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of any Purchaser or an institutional investor, notice from such institutional investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, such Purchaser or another institutional investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Chicago Note or Las Vegas Note, as applicable, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen or destroyed Note or dated the date of such lost, stolen or destroyed
Note if no interest shall have been paid thereon, or

            (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer at the expense of the applicable Purchaser shall execute and deliver, in lieu thereof, a new Chicago Note or Las Vegas Note, as applicable, dated and bearing interest from the date to which interest shall have been paid on such mutilated Note or dated the date of such mutilated Note if no interest shall have been paid thereon.

            SECTION 12. AMENDMENT AND WAIVER.

            (a) Any provision of this Agreement or of the Notes may, with the consent of the Issuer, be amended or waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Noteholders; provided that:

                  (i) no such amendment or waiver shall:


                                                         NOTE PURCHASE AGREEMENT

                        (A) change the rate or time of payment of interest,
            fees, Make-Whole Amount or indemnification amounts in respect of any of the Notes, without the consent of each Noteholder so affected,

                        (B) modify any of the provisions of this Agreement or of
            the Notes with respect to the payment or prepayment of the Notes (including, without limitation, Section 3.6) or with respect to the payment of premium in respect of the Notes, or change the percentage of the principal amount of the Notes the holders of which are required to effectuate or rescind any acceleration under this Agreement, without the consent of all of the Noteholders,

                        (C) modify any provision of this Agreement or of the
            Notes with respect to this Section 12 or modify any provision of
            Section 16.8 (or the definition of any of the defined terms used herein or therein) without the consent of all of the Noteholders, or

                        (D) release any of the Collateral under the Security
            Documents without the consent of the holders of all the Notes then outstanding except for Property disposed of in accordance with
            Section 9.4(b);

                  (ii) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon; and

                  (iii) no such amendment shall be effective to alter the duties, rights or immunities, of the Collateral Agent unless and until the Collateral Agent shall have consented to such amendment in writing.

Each holder of a Note at the time or thereafter outstanding shall be bound by any such amendment or waiver, whether or not a notation thereof shall have been placed on the Note.

            (b) The Issuer shall not, and the Issuer shall not permit any of its Affiliates to, solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, the Notes or any other Financing Document unless each Noteholder (irrespective of the principal amount of Notes then held by it and at substantially the same time as each other Noteholder) shall be informed thereof by the Issuer and shall be afforded the opportunity of considering the same and shall be supplied by the Issuer with sufficient information to enable it to make an informed decision with respect thereto and any information delivered to any other Noteholder. The Issuer shall not, and the Issuer shall not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any such amendment or waiver, unless such remuneration is concurrently paid, on the same terms, ratably to all holders of all of the Notes then outstanding, whether or not such holders shall have consented to such waiver or amendment.


                                                         NOTE PURCHASE AGREEMENT

            The Issuer will deliver to each holder of a Note executed true and correct copies of any amendment or waiver effected pursuant to this Section 12 promptly, and in any event within 15 days, following the date on which the same shall have become effective.

            (c) For purposes of determining whether the holders of outstanding Notes of the requisite unpaid principal amount at any time have taken any action, given any consent or made any determination authorized or provided by this Section 12 or otherwise by this Agreement, any Notes held by the Issuer or any Affiliate thereof (whether or not acquired in violation of Section 3.6 or otherwise) shall not be deemed to be outstanding.

            SECTION 13. HOME OFFICE PAYMENT.

            (a) Notwithstanding anything to the contrary in this Agreement or the Notes, the Issuer will pay, and will instruct the Collateral Agent to pay, all amounts, in accordance with the terms and conditions thereof and hereof, which become due and payable under any Financing Document to any Noteholder, at the address for such Noteholder, and in the manner, set forth in Schedule I hereof by 11:00 a.m., New York City time, on the date any such amounts become due, or at such other address and in such other manner as such Noteholder may designate by notice to the Issuer and the Collateral Agent, without, in the case of payment to any Noteholder, presentation or surrender of any Note held by such Noteholder. Prior to the sale, transfer or other disposition of any Note, each Noteholder will make notation thereon of the portion of the principal amount prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered.

            (b) Anything in this Agreement, any Note or any other Financing Document to the contrary notwithstanding, if the payment of any amount in respect of this Agreement, any Note or any other Financing Document is due on a date (including, without limitation any Payment Date, the "Due Date") other than a Business Day, such payment shall be made on the next succeeding Business Day (and no additional interest shall be payable on any amount of principal of the Notes so extended for the period of such extension); provided, that if the such next succeeding Business Day is more than four days after the Due Date, such payment shall be made on the Business Day next preceding the Due Date.

            SECTION 14. LIABILITIES OF THE PURCHASER. Neither this Agreement NOR any disposition of any of the Notes shall be deemed to create any liability or obligation of any Purchaser to enforce any provision hereof or of any of the Notes or of any other Financing Document for the benefit or on behalf of any other Person who may be a Noteholder.

            SECTION 15. TAXES. The Issuer will pay all stamp, documentary or similar taxes which may be payable in respect of the execution, delivery or enforcement of this Agreement or any other Financing Document (other than the Notes) or of the execution, delivery or enforcement (but not the transfer) of any of the Notes or of any amendment of, or waiver or


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
                                      -60-


consent under or with respect to, this Agreement or any other Financing Document and will save the Purchaser harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Issuer under this Section 15 shall survive the final payment or prepayment of the Notes with respect to taxes incurred prior to such final payment or prepayment.

            SECTION 16. MISCELLANEOUS.

            Section 16.1. Expenses. The Issuer agrees, whether or not the transactions hereby contemplated shall be consummated, to pay all expenses incident to such transactions, including all document production costs and other expenses, the reasonable fees and disbursements of the Independent Insurance Consultant, Independent Engineer and special counsel for the Purchasers with respect to such transactions and all out-of-pocket expenses in connection with the preparation, negotiation and execution by the Purchasers of the Financing Documents, the creation and perfection of the Liens in the Collateral contemplated by the Security Documents and the shipping to and from the Purchasers' offices or the office of the nominees of the Purchasers any of the Financing Documents and upon any exchange or substitution of a Note pursuant to the provisions of the Notes or this Agreement, and to reimburse the Purchasers for any out-of-pocket expenses in connection therewith. The Issuer also agrees to pay all reasonable expenses incurred by each Noteholder (including reasonable fees of a single special counsel to the Noteholders and the fees, expenses and disbursements of a single investment bank or other firm acting as financial advisor for the Secured Parties) in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any other Financing Document, whether or not the same shall become effective, and all expenses incurred by each Noteholder (including reasonable fees of a single special counsel to the Noteholders and the fees, expenses and disbursements of a single investment bank or other firm acting as financial advisor for the Secured Parties)) incurred in connection with the preservation of any Lien or realization on or pursuit of remedies with respect to any Collateral (including without limitation in connection with any inspection, examination or discussion referred to in Section 8) following the occurrence and during the continuance of any Event of Default or any workout, restructuring or similar negotiations relating to the Notes. The obligations of the Issuer under this Section shall survive the payment or prepayment of the Notes.

            In furtherance of the foregoing, on the Closing Date and the Second Disbursement Date, the Issuer shall pay or cause to be paid the reasonable fees and disbursements of special counsel for the Purchasers which are reflected in the statements of such counsel submitted to the Issuer at least one Business Day prior to the Closing Date or the Second Disbursement Date, as applicable. The Issuer shall also pay or cause to be paid, promptly upon receipt of supplemental statements therefor delivered within 120 days of the Closing Date or the Second Disbursement Date, as applicable, additional reasonable fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing Date or the Second Disbursement Date, as applicable).


                                                         NOTE PURCHASE AGREEMENT

            Section 16.2. Reliance on Representations and Warranties. The parties hereby acknowledge and agree that each Purchaser is relying on the agreements, representations and warranties of the Issuer set forth in this Agreement and in any certificates or other instruments delivered pursuant to this Agreement, and the rights of such Purchaser under this Agreement shall not be affected by any investigation heretofore or hereafter made by any Purchaser or on behalf of any Purchaser.

            Section 16.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Issuer and its permitted successors and assigns hereunder, the Purchasers and their respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by all Noteholders from time to time.

            Section 16.4. Communications. All notices and other communications provided for in this Agreement shall be sent, if practicable, by confirmed telecopy (with hard copy sent on the same day by overnight courier) and, otherwise, by overnight courier service prepaid to a Person at its address specified below and shall be deemed effective when received. A communication shall be addressed, until such time as a Person shall have notified the other parties and holders of Notes of a change of address:

            (A) if to the Issuer, at:

                  Macquarie District Energy, Inc.
                  600 Fifth Avenue
                  21st Floor
                  New York, NY  10020
                  Attention:  Wendy Adams, Secretary/Treasurer
                  Telephone:  212-548-6525
                  Facsimile:  212-399-8930

            (B) if to a Purchaser, at the address specified therefor in Schedule I; provided that whenever the Issuer is required to give notice to, or to make any delivery to, all of the Secured Parties or all of the Purchasers, such obligations shall be satisfied by notice to, or delivery to, the Collateral Agent.


            Section 16.5. Indemnification. The Issuer agrees to indemnify, exonerate and hold each Secured Party and each of their respective trustees, officers, directors, employees and agents (collectively herein called the "Indemnitees" and individually called an "Indemnitee") free and harmless on demand from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements (collectively herein called the "Indemnified Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, or the execution, delivery, performance or enforcement of this Agreement or any other Transaction Document or any instrument



                                                         NOTE PURCHASE AGREEMENT
contemplated hereby or thereby by any of the Indemnitees, except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent the foregoing undertaking may be unenforceable for any reason, the Issuer agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

            Without limiting the generality of the foregoing, the Issuer will indemnify each Indemnitee from and hold each Indemnitee harmless on demand against any losses, liabilities, claims, damages or expenses described in the preceding paragraph (but excluding, as provided in the preceding paragraph, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of such Indemnitee) arising under any Environmental Law as a result of (i) the past, present or future operations of, or conditions at, any site or facility owned, operated or leased by the Issuer or its Subsidiaries (or any predecessor in interest to the Issuer or its Subsidiaries), or (ii) any Release (actual or threatened) of any Hazardous Materials related to or from, at or to any such site or facility, or (iii) any Environmental Claim. All obligations of the Issuer under this Section 16.5 shall survive the payment of the Notes.

            Section 16.6. Limitation of Liability. It is understood that the sole recourse of the holders of the Notes in respect of the obligations of the Issuer under this Agreement shall be limited to the Issuer, the Subsidiary Guarantors, and to the Collateral under the Security Documents and, except as aforesaid, no recourse shall be had against any Person other than the Issuer and the Subsidiary Guarantors for the payment of principal of or premium, if any, or interest on the Notes, or for any claim based thereon or otherwise in respect thereof or based on or in respect to any agreement, certificate, representation, covenant or warranty made by the Issuer in this Agreement or in any of the other Financing Documents (without prejudice to the rights of the Noteholders and the Collateral Agent for any claims for Restricted Payments made in violation of
Section 9.11). Notwithstanding the foregoing, (a) any Secured Party shall be entitled to bring suit against any Person for the purpose of obtaining jurisdiction over the Issuer or any Subsidiary Guarantor and (b) nothing in this
Section 16.6 shall be deemed to release any person from liability for such Person's (i) fraudulent actions, (ii) material misrepresentation, (iii) gross negligence or (iv) willful misconduct; and nothing in this Section 16.6 will affect or diminish the obligations of any Person under or in respect of each Transaction Document to which it is, or is intended to be, a party.

            Section 16.7. JURISDICTION AND PROCESS. THE ISSUER AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE ISSUER, FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY SECURED PARTY OR ON BEHALF OF SUCH SECURED PARTY, AS SUCH SECURED PARTY MAY ELECT, AND THE ISSUER


                                                         NOTE PURCHASE AGREEMENT

HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE ISSUER HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN
Section 16.4 OR AT SUCH OTHER ADDRESS OF WHICH EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, THE ISSUER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            Section 16.8. Confidentiality. The Purchasers will maintain the confidentiality of Confidential Information (as defined herein) in accordance with procedures adopted by such Person in good faith to protect confidential information of third parties delivered to it, provided that any Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, affiliates and beneficial owners, (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes or other Investment in the Issuer), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 16.8, (iii) any Noteholder, (iv) in the case of any Purchaser, any institutional investor to which the Purchaser sells or offers to sell any Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 16.8), (v) any Person from which the Purchaser offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 16.8), (vi) any federal or state regulatory authority having jurisdiction over such Person, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary (w) to effect compliance with any law, rule, regulation or order applicable to such Person, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent the Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under its Notes or this Agreement. If, in connection with a subpoena or other legal process or in connection with any litigation to which such Purchaser is a party (but not in any event in connection with any regulatory oversight), a Purchaser is requested to provide (by oral questions, interrogatories, requests for information or documents in legal


                                                         NOTE PURCHASE AGREEMENT
proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, such Purchaser shall provide the Issuer with prompt written notice of such request or requirement, which notice shall, if practicable, be given before such Purchaser makes such disclosure. Each Noteholder (or holder of a beneficial interest in a Note), by its acceptance of a Note (or such beneficial interest), will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 16.8 as though it were a party to this Agreement. On reasonable request by the Issuer in connection with the delivery to any Noteholder of information required to be delivered to such Noteholder under this Agreement or requested by such Noteholder (other than a Noteholder that is a party to this Agreement or its nominee), such Noteholder (or holder of a beneficial interest in a Note) will enter into an agreement with the Issuer embodying the provisions of this
Section 16.8.

            For the purposes of this Section 16.8, "Confidential Information" means information delivered to any Purchaser or any Noteholder (or holder of a beneficial interest in a Note) by or on behalf of the Issuer or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Financing Document that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Person prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Person or any other Person acting on its behalf, (c) otherwise becomes known to such Person other than through disclosure by the Issuer or any Partner or (d) constitutes financial statements delivered under Section 7 that are otherwise publicly available.

            Section 16.9. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New
York applicable to contracts made and to be performed in New York.

            Section 16.10. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

            Section 16.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            Section 16.12. Severability. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.


                                                         NOTE PURCHASE AGREEMENT

            If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement between the Purchaser and the Issuer.

                              Very truly yours,

                              MACQUARIE DISTRICT ENERGY, INC.



                              By:  /s/ Michael Dorrell
                                   -------------------------------------
                                     Name:  Michael Dorrell
                                     Title: Authorized Signatory



                              By:  /s/ Murray Bleach
                                   -------------------------------------
                                     Name:  Murray Bleach
                                     Title: Authorized Signatory



                                                         NOTE PURCHASE AGREEMENT

JOHN HANCOCK LIFE INSURANCE COMPANY



By:  /s/ Gerald C. Hanrahan
     -------------------------------------
    Name:  Gerald C. Hanrahan
    Title: Managing Director




JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY



By:  /s/ Gerald C. Hanrahan
     -------------------------------------
    Name:  Gerald C. Hanrahan
    Title: Authorized Signatory




THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)



By:  /s/ C. Paul English
     -------------------------------------
    Name:  C. Paul English
    Title: Authorized Signatory

ALLSTATE LIFE INSURANCE COMPANY



By:  /s/ W.R. Schmidt
     -------------------------------------
    Name:  W.R. Schmidt

    Title:




By:  /s/ [ILLEGIBLE]
     -------------------------------------
    Name:

    Title:




ALLSTATE INSURANCE COMPANY



By:  /s/ W.R. Schmidt
     -------------------------------------
    Name:  W.R. Schmidt

    Title:




By:  /s/ [ILLEGIBLE]
     -------------------------------------
    Name:

    Title:

                                                                         ANNEX I

                  DEFINITIONS; INTERPRETATION OF THIS AGREEMENT

            A. Certain Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in the Note Purchase Agreement:


600 W. CHICAGO PREMISES:    As defined in Section 5.12 of the Note Purchase
                            Agreement.

ACCESSION AGREEMENTS:       The Accession Agreements to the Agency, Disbursement
                            and Control Agreement, substantially in the form of Exhibit E to the Agency, Disbursement and Control
                            Agreement.

ACCOUNTS:                   As defined in the Agency, Disbursement and Control
                            Agreement.

ACQUISITION CLOSING DATES:  The date of the closing of the acquisition of the
                            Chicago District Energy Project by the Issuer and the date of the closing of the acquisition of the Las Vegas District Energy Project by the Issuer.

ADDITIONAL AMOUNT:          As defined in Section 10.2 of the Note Purchase
                            Agreement.

ADDITIONAL INDEBTEDNESS:    Indebtedness of the Issuer incurred pursuant to the
                            Credit Agreement (including, without duplication, reimbursement obligations (contingent or otherwise) with respect to letters of credit issued pursuant to the Credit Agreement) or, if the Credit Agreement has been terminated, any other Indebtedness of the Issuer that is incurred in addition to the Notes
                            (other than Qualifying Capital Expansion
                            Indebtedness and Subordinated Debt), in each case, with an aggregate principal amount at any one time outstanding of not more than $20,000,000.

ADDITIONAL PROJECT
DOCUMENT:                   All service agreements of the Issuer or any of its
                            Subsidiaries entered into after the Closing Date and all other agreements of the Issuer or such Subsidiary requiring payments or having a value of $1,000,000 or more in any given year.

AFFECTED PROPERTY:          With respect to any Event of Loss, the Property of
                            the Issuer or any of its Subsidiaries lost, destroyed, damaged, condemned or otherwise taken as a result of such Event of Loss.

AFFILIATE:                  Of any designated Person means (i) any director,
                            officer or employee of such Person or (ii) any other
                            Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person (and includes, without limitation, as to the Issuer, any Person managed by Macquarie or any Affiliate of Macquarie). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided that, in any event, any Person that owns directly or indirectly securities having
                            5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

AFFILIATE SUBORDINATED      Indebtedness of the Issuer to any Affiliate that is
DEBT:                       (i) subordinated in right of payment to the Notes on
                            terms set forth in Exhibit H to the Note Purchase
                            Agreement and (ii) repaid out of distributions permitted under Section 9.11 of the Note Purchase
                            Agreement.

AGENCY, DISBURSEMENT AND
CONTROL AGREEMENT:          The Agency, Disbursement and Control Agreement,
                            dated as of the date of the Note Purchase Agreement, among the Issuer, the Purchasers, LaSalle Bank
                            National Association (in its capacities as collateral agent, securities intermediary and deposit account bank), LaSalle Bank National
                            Association (in its individual capacity as a bank), and each subsequent obligor from time to time party thereto, substantially in the form of Exhibit B to the Note Purchase Agreement.

ALADDIN BAZAAR:             Aladdin Bazaar, LLC, a limited liability company
                            organized under the law  of the State of Delaware.

ALADDIN ENERGY SERVICES
AGREEMENTS:                 Energy Service Agreement dated as of September 24,
                            1998 between Aladdin Gaming and Northwind Aladdin, as amended by Amendment 1 on September 25, 1998,
                            Amendment 2 on May 28, 1999, Amendment 3 on May 28,
                            1999 and Amendment 4 in December 2002, and the
                            Energy Service Agreement dated as of September 24,
                            1998 between Aladdin Bazaar and Northwind Aladdin, as amended by Amendment 1 on May 28, 1999, Amendment
                            2 on May 28,

                            1999 and Amendment 3 on May 28, 1999, each as further amended, supplemented or modified from time to time in accordance with the terms thereof.

ALADDIN GAMING:             Aladdin Gaming, LLC, a limited liability company
                            organized under the law of the State of Nevada.

ALADDIN INDEMNITY:          As defined in Section 9.19(d) of the Note Purchase
                            Agreement.

ALADDIN LEASE:              Lease Agreement dated as of December 3, 1997 between
                            Aladdin Gaming, LLC and Northwind Aladdin, LLC amended by Amendment 1 on September 25, 1998,
                            Amendment 2 on May 28, 1999, Amendment 3 on May 28,
                            1999 and Amendment 4 in December 2002, as further amended, supplemented or modified from time to time in accordance with the terms thereof.

ASSIGNMENT OF RENTS AND     (a) The Assignment of Rents and Leases (Plant 1),
LEASES:                     dated as of the date hereof by LaSalle Bank, N.A.,
                            not personally but as successor trustee to American
                            National Bank and Trust Company of Chicago, not personally but solely as trustee under Trust
                            Agreement dated April 29, 1993 and known as Trust
                            No. 116920-01, to and for the benefit of LaSalle
                            Bank National Association, in its capacity as Collateral Agent, (b) the Assignment of Rents and
                            Leases (Plant 2), dated as of the date hereof by Chicago Title Land Trust Company, not personally but as trustee under Trust Agreement dated April 26, 1994 and known as Trust Number 1099363, to and for the benefit of LaSalle Bank National Association, in its capacity as Collateral Agent, (c) the Assignment of Rents and Leases (Plant 4B), dated as of the date hereof by Northwind Chicago, to and for the benefit of LaSalle Bank National Association, in its capacity as Collateral Agent and (d) the Assignment of Rents and Leases (Plants 3, 4A, and 5 and Various
                            Easements) dated as of the date hereof by MDE
                            Thermal, to and for the benefit of LaSalle Bank
                            National Association, in its capacity as Collateral
                            Agent.

AUDITED CHICAGO FINANCIAL
STATEMENTS:                 As defined in Section 4.2(n) of the Note Purchase
                            Agreement.

AUDITED NEVADA FINANCIAL
STATEMENTS:                 As defined in Section 4.3(m) of the Note Purchase
                            Agreement.

AUTHORIZED INVESTMENTS:     Any of the following that are, in each case,
                            denominated in U.S. dollars and in which a first-priority security interest may be created and perfected:

                                  (i) direct obligations of, or obligations the
                            principal of and interest on which are
                            unconditionally guaranteed by, the United States, or any agency of the United States, and which mature (or are capable of redemption) within three months from the date of acquisition thereof;

                                  (ii) commercial paper of any corporation with
                            a maturity not in excess of 90 days from the date of acquisition thereof and rated at least "A-1" by Standard & Poor's or Fitch or "P-1" by Moody's or the equivalent rating under any successor rating system or by any successor rating services;

                                  (iii) negotiable or non-negotiable time
                            certificates of deposit, demand deposits and time deposits maturing (or capable of redemption by the holder thereof) within 90 days from the date of the acquisition thereof, that are issued, accepted or guaranteed by any bank or any domestic office of a commercial bank in the United States which has a combined capital and surplus and undivided profits of not less than $250,000,000 and whose long-term debt is rated (or whose bank holding company parent's long-term debt is rated) at least "A" by Standard & Poor's or Fitch or "A-2" by Moody's or the equivalent rating under any successor rating system or by any successor rating services; negotiable or non-negotiable time certificates of deposit, demand deposits and time deposits maturing (or capable of redemption by the holder thereof) within 90 days from the date of the acquisition thereof, that are issued, accepted or guaranteed by any bank or any domestic office of a commercial bank in the United States which has a combined capital and surplus and undivided profits of not less than $250,000,000 and whose long-term debt is rated (or whose bank holding company parent's long-term debt is rated) at least "A" by Standard & Poor's or Fitch or "A-2" by Moody's or the equivalent rating under any successor rating system or by any successor rating services;

                                  (iv) money market funds having a rating by
                            Fitch, Standard & Poor's or Moody's in the highest investment category granted thereby at the time of acquisition; and

                                  (v) other investment instruments approved in writing by the Majority Noteholders.

AUTHORIZED OFFICER:         For any Person that is a corporation or a limited
                            liability company, the Chairman, the President, any Vice President or the Chief Financial Officer of such Person, and for any Person that is a partnership, the general partner or managing partner of such Person or officer thereof responsible for its financial affairs, in each case whose name appears on a certificate of incumbency of such Person delivered under this Agreement, as such certificate may be amended from time to time.

BANKRUPTCY:                 With respect to any Person, shall mean the
                            occurrence of any of the following events, conditions or circumstances: (a) such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term "acquiesce," as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within 10 days after entry of such order, judgment or decree); (b) an involuntary case or other proceeding shall be commenced against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief with respect to such Person or its debts under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days, (c) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy

                            Code, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, and such Person shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its property shall be appointed without the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive); (d) such Person shall admit in writing its inability to pay its debts as they mature or shall generally not be paying its debts as they become due; (e) such Person shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors or (f) such Person shall take any corporate or partnership action for the purpose of effecting any of the foregoing.

BANKRUPTCY CODE:            The United States Bankruptcy Reform Act of 1978, as
                            amended, to the extent codified in Title 11 of the United States Code.

BASE CASE FORECAST:         Financial projections for the Issuer and its
                            Subsidiaries dated the Closing Date prepared by the Issuer in form and substance reasonably acceptable to the Purchasers (after consultation with the Independent Engineer), certified by an Authorized
                            Officer of the Issuer to the effect that such projections were made in good faith and the assumptions on the basis of which such projections were made are reasonable as of the Closing Date and are consistent with the currently existing Project
                            Documents and including an express acknowledgement that the Base Case Forecast is a projection.

BUSINESS DAY:               Any day except a Saturday or Sunday or other day on
                            which commercial banks are required or authorized to remain closed in New York, New York.

CAPITAL EXPENDITURES:       For any period, expenditures (including the
                            aggregate amount of Capital Lease Obligations incurred during such period) made by the Issuer or its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding ordinary course replacement and repairs) during such period computed in accordance with GAAP. For the avoidance of doubt, "Capital Expenditures" shall not include any Major
                            Maintenance Expenditures.

CAPITAL LEASE OBLIGATIONS:  For any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease or finance lease on a balance sheet of such Person.

CASH FLOW:                  With respect to the Issuer for any period means,
                            without duplication and on a consolidated basis, the excess (if any) of: (a) the sum of (i) all Revenues for such period plus (ii) contributions to capital fully paid in cash received during such period (but only to the extent such contributions to capital are used to fund Permitted Capital Expenditures) over
                            (b) the sum of (i) Operating Costs for such period plus (ii) Major Maintenance Expenditures for such period plus (iii) Capital Expenditures paid in such period plus (iv) Taxes actually reserved against or paid by or on behalf of the Issuer (without duplication) in such period.

CHANGE IN CONTROL:          Macquarie shall have ceased to own and control,
                            directly or indirectly, beneficially and of record at least 50% of the equity interests in the Issuer and at least 50% of the Voting Interests in the Issuer; provided that no Change in Control shall occur if the Issuer is owned and controlled, directly or indirectly, by Macquarie Infrastructure
                            Assets Trust or a similar Person, at least 50% of the equity of which is widely held, unless Macquarie
                            Infrastructure Assets Trust or such Person is not actively managed, directly or indirectly, solely by Macquarie.

CHICAGO AIRPORT ENERGY
DELIVERY AGREEMENT:         Energy Delivery Agreement dated as of March 31, 1998
                            between Unicom Thermal Technologies, Inc. (formerly
                            Northwind, Inc.) and the City of Chicago, as amended by the First Amendment dated as of January 1, 1999, as further amended, supplemented or modified from time to time in accordance with the terms thereof.

CHICAGO DISTRICT ENERGY
PROJECT: The district energy facilities servicing the central business district of Chicago and Chicago Midway Airport.

CHICAGO NOTES:              As defined in Section 1.2 of the Note Purchase
                            Agreement.

CHICAGO STOCK PURCHASE
AGREEMENT:                  Stock Purchase Agreement (Chicago) dated as of
                            December 12, 2003, by and among the Issuer, MDEH,
                            Macquarie, Exelon Corporation and Exelon Thermal
                            Holdings, Inc.

CHICAGO USE AGREEMENT:      District Cooling System Use Agreement dated as of
                            October 1, 1994 between MDE Thermal Technologies,
                            Inc. (formerly Northwind, Inc.) and the City of
                            Chicago, pursuant to an Ordinance of the City
                            Council of the City of Chicago, Illinois passed on September 14, 1994, as amended by Amendments No.
                            1-22 to such agreement, as further amended, supplemented or modified from time to time in accordance with the terms thereof.

CLOSING DATE:               As defined in Section 1.4 of the Note Purchase
                            Agreement.

CODE: The United States Internal Revenue Code of 1986, as amended.

COLLATERAL:                 As defined in the Security Documents.

COLLATERAL AGENT:           LaSalle Bank National Association, a national
                            banking association, organized and existing under the laws of the United States of America, in its capacity as Collateral Agent for the Secured
                            Parties.

CONFIDENTIAL INFORMATION:   As defined in Section 16.8 of the Note Purchase
                            Agreement.

CONSENTS:                   The consents and agreements, in substantially the
                            form of Exhibit F to the Note Purchase Agreement.

CREDIT AGREEMENT:           The Credit Agreement dated as of the date hereof
                            between the Issuer and LaSalle Bank National
                            Association, in its individual capacity.

DEBT SERVICE:               For any period and on a consolidated basis, the sum
                            (determined without duplication in accordance with GAAP), of the following: (i) all payments of principal of Indebtedness scheduled to be made by the Issuer and its Subsidiaries during such period
                            (other than Subordinated Debt) plus (ii) all interest in respect of Indebtedness of the Issuer and its Subsidiaries (other than Subordinated Debt) accrued or capitalized during such period (whether or not actually paid during such period) plus (iii) Make-Whole Amount, if any.

DEBT SERVICE COVERAGE
RATIO: For any period, in respect of the Issuer and its Subsidiaries, the ratio of Cash Flow for such period to Debt Service for such period.

DEBT SERVICE RESERVE
ACCOUNT:                    As defined in the Agency, Disbursement and Control
                            Agreement.

DEBT SERVICE RESERVE
ACCOUNT BALANCE:            As defined in the Agency, Disbursement and Control
                            Agreement.

DEFAULT: Any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

DEFAULT RATE:               As of any date, for any Note, the applicable
                            interest rate with respect to such Note as of such date plus 2%.


DEPARTMENT OF TREASURY
RULE:                       As defined in Section 5.11(c) of the Note Purchase
                            Agreement.


DISBURSEMENT:               As defined in Section 1.3 of the Note Purchase
                            Agreement.

DISBURSEMENT SCHEDULE:      As defined in Section 1.3 of the Note Purchase
                            Agreement.

DISTRIBUTION ACCOUNT:       As defined in the Agency, Disbursement and Control
                            Agreement.

DISTRICT ENERGY PROJECTS:   The Chicago District Energy Project and the Las
                            Vegas District Energy Project.

DUE DATE:                   As defined in Section 13(b) of the Note Purchase
                            Agreement.

ENERGY SERVICES
COORDINATION AGREEMENT:     The Energy Services Coordination Agreement dated as
                            of May 28, 1999 between Aladdin Gaming and Aladdin
                            Bazaar.

ENVIRONMENTAL ACTIVITY:     Any actual, proposed or threatened use, storage,
                            holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, disposal, handling or transportation of any Hazardous Material from, at, to, upon, around, in, under or above any property, including the District Energy Projects or the Project Sites, or otherwise relating to any property or the use of any property, or any use of any property which affects any wetlands, or any other activity or occurrence that causes or would cause any of the foregoing to exist or occur.

ENVIRONMENTAL CLAIM:        Any oral or written notice, claim or demand
                            (collectively, a "claim") by any Person alleging or asserting liability for investigatory costs, cleanup or other remedial costs, legal costs, environmental consulting costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties related to (i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such claim is made, or (ii) any violation of, or alleged violation of, or liability arising under any Environmental
                            Law. The term "Environmental Claim" shall include, without limitation, any claim by any Person or Governmental Authority for investigation, enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief under any Environmental Law.

ENVIRONMENTAL LAW:          All national, state, and local statutes, laws,
                            regulations, ordinances, rules, judgments, orders, decrees, common law, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions now or hereafter in effect, in each case as modified and supplemented and in effect from time to time, including any judicial or administrative order, consent decree or judgment, relating to the regulation, use or protection of the environment (including subsurface strata) or to emissions, discharges, Releases or threatened Releases of Hazardous Materials into the environment, including, without limitation, ambient air, soil, surface water, groundwater, wetlands, coastal waters, land or subsurface strata, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous
                            Materials.

ENVIRONMENTAL PARTY:        The Issuer and any other Project Party.

EPORT:                      As defined in Section 5.12 of the Note Purchase
                            Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA AFFILIATE:            Any trade or business (whether or not incorporated)
                            which is a member of a group of which the Issuer is a member and which is under common control within the meaning of Section 414 of the Code.

ETT NEVADA:                 ETT Nevada Inc., a corporation organized under the
                            law of the State of Nevada.

ETT NEVADA GUARANTY AND
SECURITY AGREEMENT:         The Guaranty and Security Agreement dated as of the
                            Second Disbursement Date among ETT Nevada, the
                            Issuer and the Collateral Agent.

ETT NEVADA PLEDGE
AGREEMENT:                  The Subordinated Pledge Agreement of ETT Nevada.

EVENT OF DEFAULT:           As defined in Section 10.1 of the Note Purchase
                            Agreement.

EVENT OF LOSS:              With respect to any Property of the Issuer or any of
                            its Subsidiaries, any loss of, destruction or condemnation of or damage to, or other taking of, such Property.


FEE:                        As defined in Section 2.3 of the Note Purchase
                            Agreement.


FINAL MATURITY DATE:        December 31, 2023.

FINANCING DOCUMENTS:        The Note Purchase Agreement, the Notes, the Security
                            Documents and the Sponsor Covenant.

FITCH:                      Fitch Ratings, Ltd.

FUNDS DISBURSEMENT
MEMORANDUM:                 The written instructions from the Issuer to the
                            Collateral Agent dated as of the Initial
                            Disbursement Date with respect to the disbursement of the amounts in the Proceeds Account, which shall be consistent with the use of proceeds set forth in
                            Section 9.15 of the Note Purchase Agreement.

GAAP: Generally accepted accounting principles as in effect from time to time in the United States of America.

GOVERNMENTAL APPROVAL:      All approvals, permits, waivers, exemptions,
                            consents, variances, franchises, registrations, authorizations, licenses or similar orders of, or from, any Governmental Authority.

GOVERNMENTAL AUTHORITY:     Any governmental or any state, department, district
                            or other political subdivision thereof or governmental authority, agency, authority, department, commission (including without limitation any taxing authority or political subdivision), autonomous regional corporation or other entity or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

GOVERNMENTAL RULE:          Any statute, law, regulation, ordinance, rule,
                            judgment, order, decree, permit, license, concession, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

HAZARDOUS MATERIAL:         (i) Any petroleum or petroleum products, flammable
                            materials, explosives or explosive wastes, radioactive materials, asbestos in any form that is or could become friable, and polychlorinated biphenyls (PCBs) or transformers or other equipment that contain dielectric fluid, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants",
                            "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited or limited or which is otherwise regulated by any Governmental Authority.

IMPAIRMENT:                 With respect to any Project Document or Governmental
                            Approval material to the Operation of any District
                            Energy Project, the rescission, termination, cancellation, repeal, invalidity, suspension, injunction, inability to satisfy stated conditions to effectiveness or amendment, modification or supplement (other than, in the case of a Project
                            Document, any such amendment, modification or supplement effected in accordance with Section 9.4 of the Note Purchase Agreement) of such Project
                            Document or Governmental Approval in whole or in part. The verb "Impair" shall have a correlative meanings.

INDEBTEDNESS:               Of any Person means, without duplication, (i) all
                            obligations for borrowed money of such Person, (ii) all obligations for the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, (iii) all Capital
                            Lease Obligations of such Person, (iv) all obligations for borrowed money secured by any Lien upon or in any property owned by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (v) all obligations of the type described in any of clauses (i) through (iv) above which are guaranteed, directly or indirectly, or endorsed
                            (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.

INDEMNIFIED LIABILITIES:    As defined in Section 16.5 of the Note Purchase
                            Agreement.

INDEMNITEE:                 As defined in Section 16.5 of the Note Purchase
                            Agreement.

INDEMNITOR:                 As defined in the Aladdin Indemnity.

INDEPENDENT ENGINEER:       Pacific Energy Systems.

INDEPENDENT INSURANCE
CONSULTANT:                 Aon Mergers & Acquisitions Group.

INITIAL COLLATERAL:         As defined in the Issuer Security Agreement.

INITIAL DISBURSEMENT DATE:  As defined in Section 4.2 of the Note Purchase
                            Agreement.

INTERCOMPANY SUBORDINATED

LOANS: Loans and advances made (or deemed made as provided in the Financing Documents) by any Subsidiary of the Issuer to the Issuer or by the Issuer to any of its Subsidiaries, in each case, subordinated to the Secured Obligations on the terms specified in Exhibit H to the Note Purchase Agreement.

INVESTMENT GRADE:           A rating of  at least "Baa3" by Moody's or "BBB-" by
                            Standard & Poor's or "BBB-" by Fitch.

INVESTMENTS:                For any Person means:  (i) the acquisition (whether
                            for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale);
                            (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other
                            Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business; or (iii) the giving of any guarantee with respect to, or the entering into of any other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

ISSUER: Macquarie District Energy, Inc., a corporation organized under the law of the State of Delaware.

ISSUER FINANCIAL            As defined in Section 4.1(k) of the Note Purchase
STATEMENTS:                 Agreement.

ISSUER SECURITY AGREEMENT:  The Pledge and Security Agreement, dated as of the date of the Note Purchase Agreement, between the Issuer and the Collateral Agent, substantially in for the form of Exhibit C to the Note Purchase Agreement.

LAS VEGAS ASSETS:           The Las Vegas Stock Purchase Agreement, ETT Nevada,
                            ETT Nevada's equity interest in Northwind Aladdin and any other Subsidiary of ETT Nevada, the Agreement Regarding Purchase and Sale of Debt dated as of July 6, 2004 among

                            Exelon Thermal Holdings, Inc., the Issuer and the holders of the Northwind Aladdin Notes, the Northwind Aladdin Notes, and the Las Vegas District Energy Project.

LAS VEGAS DISTRICT ENERGY
PROJECT: The district energy facilities owned by Northwind Aladdin and, as of the date hereof, serving the Aladdin resort and casino and the Desert Passage mall.

LAS VEGAS NOTES:            As defined in Section 1.2 of the Note Purchase
                            Agreement.

LAS VEGAS STOCK PURCHASE
AGREEMENT:                  Stock Purchase Agreement (Nevada) dated as of
                            December 26, 2003, by and among the Issuer, MDEH,
                            Macquarie, Exelon Corporation and Exelon Thermal
                            Holdings, Inc.

LIEN: With respect to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person, or the signing or filing of any financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement naming such Person as debtor (other than protective filings made by a lessor with respect to an operating lease).

LOAN DOCUMENTS:             As defined in the Credit Agreement.

LOSS PROCEEDS:              With respect to any Event of Loss, insurance
                            proceeds (including title insurance), condemnation awards or other compensation, awards, damages or other payments or relief (exclusive, in each case, of the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Loss (including any such payment by a Project Party pursuant to an indemnity or similar provision in any Project Document).

LOSS PROCEEDS ACCOUNT:      As defined in the Agency, Disbursement and Control
                            Agreement.

MACQUARIE:                  Macquarie Bank Limited, an Australian public
                            company.

MAJOR MAINTENANCE

EXPENDITURES:               All expenditures by a Subsidiary of the Issuer for
                            scheduled (or reasonably anticipated) major maintenance of such Subsidiary's District Energy
                            Project in accordance with Prudent Operating
                            Practices and vendor and supplier requirements.

MAJORITY NOTEHOLDERS:       At any time, Noteholders holding in excess of 50% of
                            the outstanding aggregate principal amount of the Notes.

MAKE-WHOLE AMOUNT:          With respect to any Note, an amount equal to the
                            excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole
                            Amount may in no event be less than zero.

                            For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 3.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 10 of the Note Purchase Agreement, as the context requires.

                            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor equal to the sum of (i) the yield to maturity on the United States Treasury instrument with a maturity as close as practicable to the remaining average life of the Notes (or the scheduled installments thereof being prepaid) plus
                            (ii) 0.50%.

                            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing
                            (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.2 or Section 10 of the Note Purchase Agreement.

                            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 3.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 10 of the Note Purchase Agreement, as the context requires.

MARGIN STOCK:               Means "margin stock" within the meaning of
                            Regulation U and Regulation X of the Board of
                            Governors of the United States Federal Reserve
                            System.

MATERIAL:                   Means material in relation to the business,
                            operations, affairs, financial condition, assets, properties, or prospects of the Issuer and its Subsidiaries taken as a whole.

MATERIAL ADVERSE EFFECT:    A material adverse effect on:  (i) the business,
                            operations, condition (financial or otherwise) or liabilities of the Issuer, any District Energy
                            Project, any of Subsidiary of the Issuer or the other Project Parties (to the extent any change with respect to any other Project Party could be reasonably expected to have a material adverse effect on the performance by such Project Party of any Material Project Document or on the Issuer, any of its Subsidiaries or any District Energy Project), taken as a whole, (ii) the ability of any Project
                            Party to perform its material obligations under any Material Project Document to which it is a party,
                            (iii) the validity or enforceability of any Financing Document or Material Project Document or the ability of the Issuer or any of the Project
                            Parties to perform its respective material obligations under any Financing Document or Material
                            Project Document to which it is a party, (iv) the Collateral or the Operation of any

                            District Energy Project, (v) the availability of any Governmental Approval as shall now or hereafter be necessary to be obtained under applicable rules in connection with the Operation of any District Energy Project or the ability of any Project Party to comply with the terms and conditions of any material applicable Governmental Approval, (vi) the validity or enforceability of the Liens under any Security Document, or (vii) the issuance by any Governmental Authority of any order, judgment, regulation or decision or the taking of any other action the effect of which could reasonably be expected to result in a Material Adverse Effect under clauses
                            (i) through (vi) of this definition; provided that
                            (x) any event which, in and of itself, reduces the cash flow associated with the Las Vegas District Energy Project by no more than $1,000,000 in any year will not be deemed to have a material adverse effect on the Las Vegas District Energy Project, ETT Nevada and Northwind Aladdin and (y) any event which, in and of itself, reduces the cash flow associated with the Chicago District Energy Project by no more than $5,000,000 in any year will not be deemed to have a material adverse effect on the Chicago District Energy Project, Thermal Chicago Corporation, MDE Thermal, Northwind Chicago, ETT National Power and Northwind Midway.

MATERIAL PROCEEDINGS:       Any actions, suits or proceedings (including
                            counterclaims) in any court or before any arbitrator of any kind or before or by any Governmental
                            Authority which, if adversely determined, could reasonably be expected to result in a liability of the Issuer or a lien on any District Energy Project in an amount exceeding $500,000 in excess of amounts covered by (i) a valid and binding insurance policy or (ii) by a surety bond between the defendant and an insurer, in each case, covering payment thereof as to which such insurer or surety has been notified of, and has accepted the claim made for payment of, such amounts and neither MDEH, the Issuer nor any of its Subsidiaries has any actual or purported reimbursement or subrogation obligation to such insurer or surety in respect of such payment.

MATERIAL PROJECT DOCUMENT:  (a) The Chicago Use Agreement, (b) all service agreements of Northwind Aladdin, (c) all service agreements of Northwind Midway, (d) any service agreements of each of MDE Thermal, Northwind Chicago and Northwind Midway (i) constituting at least 5% of the gross revenues of the Issuer in any given year, or (ii) with customers with whom MDE Thermal, Northwind Chicago or Northwind Midway, as applicable, have entered into leases or easements for the relevant Project Sites, (d) the Aladdin Lease and (e) any leases or other similar agreements relating to a Project Site.

MDE THERMAL:                MDE Thermal Technologies Inc., a corporation
                            organized under the law of the State of Illinois.

MDEH: Macquarie District Energy Holdings LLC, a limited liability company organized under the law of the State of Delaware and sole shareholder of the Issuer.

MDEH PLEDGE AGREEMENT:      The MDEH Guaranty and Pledge Agreement, dated as of
                            the date of the Note Purchase Agreement, substantially in the form of Exhibit D3 to the Note
                            Purchase Agreement from MDEH.

MEMORANDUM:                 As defined in Section 5.7(b) of the Note Purchase
                            Agreement.

MEMORANDUM OF LEASE:        Memorandum of Lease dated as of the date hereof by
                            and between Health Care Service Corporation and MDE
                            Thermal.

MOODY'S:                    Moody's Investors Services Inc.

MULTIEMPLOYER PLAN:         A multiemployer plan as defined in Section
                            4001(a)(3) of ERISA.

NAIC ANNUAL STATEMENT:      As defined in Section 6.2(a) of the Note Purchase
                            Agreement.

NECESSARY GOVERNMENTAL
APPROVAL:                   As defined in Section 5.4(b) of the Note Purchase
                            Agreement.

NET AVAILABLE AMOUNT:       With respect to any Loss Proceeds, the aggregate
                            amount of such Loss Proceeds net of reasonable expenses incurred by the Issuer or the Collateral
                            Agent in connection with the collection thereof.

NORTHWIND ALADDIN:          Northwind Aladdin, LLC, a limited liability company
                            organized under the law of the State of Nevada.

NORTHWIND ALADDIN NOTES:    The Fixed Rate Series B Senior Secured Notes of
                            Northwind Aladdin.

NOTEHOLDERS:                The holders from time to time of the Notes.

NOTES:                      As defined in Section 1.2 of the Note Purchase
                            Agreement.

OFFICER'S CERTIFICATE:      A certificate from, in the case of the Issuer or any
                            Subsidiary Guarantor, an Authorized Officer (or, if so required under the Note Purchase Agreement, a Senior Financial Officer) or any officer whose responsibilities extend to the subject matter of such certificate.

OPERATING ACCOUNT:          As defined in the Agency, Disbursement and Control
                            Agreement.

OPERATING BUDGET:           A plan and budget for the business activities and
                            operation of the Issuer and its Subsidiaries on a consolidated basis established for a fiscal year of the Issuer and its Subsidiaries (or, in the case of 2004, for the period from the relevant Acquisition
                            Closing Date to the end of such year), and, to the extent required under Section 9.20 of the Note
                            Purchase Agreement, approved by the Majority
                            Noteholders, that is substantially in the form of the operating budget delivered pursuant to Section
                            4.2(q) of the Note Purchase Agreement (until the
                            Acquisition Closing Date for the Las Vegas District
                            Energy Project) or Section 4.3(q) of the Note
                            Purchase Agreement (after the Acquisition Closing
                            Date for the Las Vegas District Energy Project) and that includes itemized monthly projections of revenues and operating and other costs (including
                            Operating Costs and Major Maintenance Expenditures).

OPERATING COSTS:            For any period and on a consolidated basis, the sum,
                            computed without duplication, of the following: (i) expenses of administering and operating the District
                            Energy Projects and of maintaining them in good repair and operating condition payable during such period plus (ii) fuel procurement and transportation costs payable during such period plus (iii) direct operating and maintenance costs, plus (iv) insurance costs payable during such period plus (v) state and local income taxes and applicable franchise taxes and sales and excise taxes with respect to the sale of energy and hot or chilled water (if any) payable during such period plus (vi) property taxes payable during such period plus (vii) costs and fees attendant to the obtaining and maintaining in effect the Governmental Approvals payable during such period plus (viii) legal, accounting and other professional fees attendant to any of the foregoing items payable during such period. Operating Costs shall exclude, to the extent included above:

                            (a) payments into any of the Accounts during such period, (b) payments of any kind with respect to Restricted Payments during such period, (c) payments of Major Maintenance Expenditures during such period, (d) depreciation for such period, (e) any Capital Expenditures, or (f) any payments of any kind with respect to Restoration Work during such period.

OPERATION:                  The ownership, occupation, repair, operation,
                            maintenance and use of a District Energy Project and sale of energy and hot or chilled water therefrom as contemplated by the Project Documents. "Operating" and "Operate" shall have correlative meanings.

ORDER: Any order, writ, injunction, decree, judgment, award, determination, direction or demand by any Governmental Authority.

OWNER SUBSIDIARIES:         MDE Thermal Technologies Inc., Northwind Chicago
                            LLC, Northwind Midway, LLC and each Subsidiary of the Issuer (other than Northwind Aladdin) directly owning a District Energy Project.

OWNER SUBSIDIARY SECURITY
AGREEMENTS:                 The Guaranty and Security Agreements, dated as of
                            the Initial Disbursement Date, substantially in the form of Exhibit D2 to the Note Purchase Agreement from each of the Owner Subsidiaries.

PAYMENT DATE:               Each March 31, June 30, September 30 and December 31
                            of each year, commencing with December 31, 2004 until the Final Maturity Date.

PBGC: The Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

PERMITTED CAPITAL
EXPENDITURES:               (a)  Capital Expenditures funded solely from
                            proceeds of equity contributions, Subordinated Debt, Additional Indebtedness, Qualifying Capital
                            Expansion Indebtedness or retained earnings or Capital Expenditures funded by customer contributions that:

                                  (i) relate solely to the core district
                            energy business of the Issuer or its Subsidiaries and are prudent in the context of the conduct of such business or, in the case of the Las Vegas District Energy Project, relate solely to the core district energy business of the Las Vegas District Energy Project or the provision of emergency power as required by the Aladdin Energy Services Agreements; and

                                  (ii) are to be made pursuant to a contract
                            between the Issuer or a Subsidiary and one or more creditworthy counterparties established in the district energy business or sale of district energy assets containing such terms and conditions as are
                            (x) substantially similar to the Project Documents effective on the relevant Acquisition Closing Date, pursuant to which the District Energy Projects are Operated by the Owner Subsidiaries or (y) commonly applicable in similar transactions in the district energy industry;

                            (b) other Capital Expenditures (to the extent funded solely from capital contributions or Subordinated Debt of the Issuer) that could not reasonably be expected to result in a Material Adverse Effect; and

                            (c) other Capital Expenditures that do not exceed $2,000,000 in any fiscal year of the Issuer;

                            provided that (i) Qualifying Capital Expansion Indebtedness may not be used to fund Permitted Capital Expenditures until after Permitted Capital Expenditures in an amount equal to $5,000,000 have been funded from equity contributions, Subordinated Debt, Additional Indebtedness, retained earnings or customer contributions; (ii) there is no currently existing Event of Default on the date of such Capital Expenditure; and (iii) neither the making of such Capital Expenditure nor the performance of the contract pursuant to which such Capital Expenditure is to be made, could reasonably be expected to result in an Event of Default.

PERMITTED INDEBTEDNESS:     The following Indebtedness of the Issuer and its
                            Subsidiaries: (i) Indebtedness arising under the Note Purchase Agreement or under the Notes or the other Financing Documents, (ii) Subordinated Debt,
                            (iii) Qualifying Capital Expansion Indebtedness,
                            (iv) Additional Indebtedness, (v) Capital Lease
                            Obligations arising under the Chicago Airport Energy
                            Delivery Agreement and (vi) the Northwind Aladdin
                            Notes.

PERMITTED LIENS:            The following Liens: (i) Liens granted to the
                            Collateral Agent for the benefit of the Secured
                            Parties pursuant to any Security

                            Document; (ii) Liens listed in Schedule 9.6 to the Note Purchase Agreement; (iii) Liens for Taxes not yet due or the payment of which is not at the time required; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other Liens imposed by law (other than any Lien imposed by ERISA or by section 412(n) of the Code) created in the ordinary course of business for amounts not yet due or if due, the subject of a good faith dispute and for which adequate reserves have been established in accordance with GAAP; (v) Liens (other than any Lien imposed by ERISA or by section 412(n) of the Code) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (vi) easements, rights-of-way, zoning, and similar restrictions, charges, encumbrances, imperfections to title and similar Liens that do not secure indebtedness for borrowed money; (vii) Liens, deposits or pledges incurred or created in the ordinary course of business or under applicable Governmental Rules in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds; (viii) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP and which do not prime Liens described in (i) above; and (ix) Liens securing Qualifying Capital Expansion Indebtedness or Additional Indebtedness; provided that such Liens are against no other assets or property of the Issuer or any of its Subsidiaries except the Collateral and with respect to such Liens, the Issuer shall provide, and as applicable, cause its Subsidiaries to provide, that the Notes and, to the extent applicable, the Subsidiary guarantees under the Subsidiary Guarantor Security Agreements are equally and ratably secured for so long as such Qualifying Capital Expansion Indebtedness or Additional Indebtedness is secured by such Liens and cause the lenders under the Qualifying Capital Expansion Indebtedness and the lenders under the Additional Indebtedness, as applicable, to enter into intercreditor arrangements with the Secured Parties that are reasonably satisfactory to the Majority Noteholders; and (x) Liens granted pursuant to the pledge agreement dated as of June 7, 1999 between ETT Nevada and State Street Bank and

                            Trust Company, as collateral agent for the holders of the Northwind Aladdin Notes; provided that, in the cases of the Liens described in clauses
                            (iii)-(viii), do not interfere with the conduct of the business of the Subsidiaries of the Issuer, including the Operation of any District Energy Project, do not detract materially from the value of the Collateral and do not interfere with the ability of the Secured Parties to exercise their rights and remedies under the Security Documents.

PERSON: Any individual, cooperative, corporation, association, organization, partnership, limited liability company, trust or estate or government (or any agency or political subdivision thereof) or any other entity.

PLAN: Any employee pension benefit plan other than a Multiemployer Plan which is subject to the provisions of Title IV of ERISA and which is maintained (in whole or in part) for employees of the Issuer or any ERISA Affiliate of the Issuer.

PRO FORMA CHICAGO
FINANCIAL STATEMENTS:       As defined in Section 4.2(n) of the Note Purchase
                            Agreement.

PRO FORMA ISSUER FINANCIAL
STATEMENTS:                 As defined in Section 4.3(m) of the Note Purchase
                            Agreement.

PROJECT DOCUMENTS:          Any agreements with respect to the ownership,
                            construction, management, operation and maintenance or assets of a District Energy Project, including all Material Project Documents and any Additional
                            Project Documents.

PROJECT PARTIES:            The Issuer, the Subsidiary Guarantors and Northwind
                            Aladdin.

PROJECT SITE:               In the case of each of the District Energy Projects,
                            the land upon which such District Energy Project is situated.

PROPERTY:                   Any interest in any kind of property or asset,
                            whether real, personal or mixed, or tangible or intangible.

PRO RATA SHARE:'            For any Noteholder at any time, the quotient
                            (expressed as a percentage) obtained by dividing (x) the aggregate outstanding principal amount of such Noteholder's Notes at such time by (y) the aggregate outstanding principal amount of all Notes.

PRUDENT OPERATING

PRACTICES:                  Those practices, methods, equipment, specifications
                            and standards of safety and performance, as the same may change from time to time, commonly used by district energy facilities or similar entities providing substantially similar services in the United States of a type and size similar to the relevant District Energy Project and recognized as good, safe and prudent engineering practices in connection with the operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such power generation stations, with commensurate standards of safety, performance, dependability, efficiency and economy.
                            "Prudent Operating Practices" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, geographical location, and engineering and operating considerations.

PURCHASERS:                 As defined in the introduction to the Note Purchase
                            Agreement.

PUHCA: The Public Utility Holding Company Act of 1935, as amended.

QPAM EXEMPTION:             Prohibited Transaction Exemption 84-14 issued by the
                            United States Department of Labor, as in effect from time to time.

QUALIFYING CAPITAL
EXPANSION INDEBTEDNESS:     Indebtedness of the Issuer that is incurred in
                            addition to the Notes and is pari passu with the Indebtedness issued pursuant to the Note Purchase
                            Agreement, the proceeds of which will be used for the purpose of a capital expansion of either or both
                            District Energy Projects; provided that (i) the projected Debt Service Coverage Ratios, after taking into account such Indebtedness and any incremental net Revenue associated with such capital expansion under any agreements to supply district energy services to new customers as a result of such capital expansion, are generally upward-sloping with a minimum and average Debt Service Coverage Ratio of at least 1.30 and 1.50, respectively over the remaining term of the Notes, (ii) after taking into effect any agreements to supply district energy services to new customers as a result of such capital expansion, the overall creditworthiness of the customer portfolio shall not have been adversely effected, and (iii) in no event shall the aggregate principal amount of such

                            Qualifying Capital Expansion Indebtedness exceed 75% of the cost of such capital expansion.

RATING AGENCY:              Any of Fitch, Moody's or Standard & Poor's.

RELEASE: With respect to any Hazardous Material, any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Material into the indoor or outdoor environment, including, without limitation, the movement of such Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

REPORTABLE EVENT:           Any reportable event within the meaning of Section
                            4043(b) of Title IV of ERISA and the regulations thereunder.

REQUIRED DEBT SERVICE
RESERVE AMOUNT:             As defined in the Agency, Disbursement and Control
                            Agreement.

REQUIRED TAX RESERVE
AMOUNT:                     As defined in the Agency, Disbursement and Control
                            Agreement.

RESTORE: With respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property. The term "Restoration" shall have a correlative meaning.

RESTORATION WORK:           As defined in Section 9.13 of the Note Purchase
                            Agreement.

RESTRICTED PAYMENT:         Any dividends or other distributions or payments
                            on the Issuer's capital stock or any of its Subsidiaries' or other equity interests in the Issuer or any of its Subsidiaries (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any equity interest in the Issuer or such Subsidiary or of any warrants, options or other rights to acquire any such equity interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Issuer or any or its Subsidiaries) or any payments by the Issuer or any of its Subsidiaries in respect of Indebtedness to any Affiliate.

RESTRICTED PAYMENT DATE:    As defined in Section 9.11 of the Note Purchase
                            Agreement.

REVENUE ACCOUNT:            As defined in the Agency, Disbursement and Control
                            Agreement.

REVENUES:                   For any period, the sum of all cash amounts
                            received by the Issuer and its Subsidiaries during such period, including, but not limited to, all interest earned and principal repaid with respect to such period on Authorized Investments held in the Accounts, all interest earned and principal repaid in connection with the Northwind Aladdin Notes, cash received in respect of lease receivables and any proceeds of business interruption insurance received during such period; but in any event excluding (to the extent included) Net Available Amounts of Loss
                            Proceeds, proceeds of Permitted Indebtedness and contributions to capital.

ROLLING FISCAL PERIOD:      For any date, the period of twelve full, consecutive
                            fiscal months ending on or immediately prior to such date, except that for any date during the twelve months following the Closing Date, the partial period commencing on the Closing Date and ending on such date.

SECOND DISBURSEMENT DATE:   As defined in Section 4.3 of the Note Purchase
                            Agreement.

SECURED OBLIGATIONS:        As defined in the Agency, Disbursement and Control
                            Agreement.

SECURED PARTIES:            As defined in the Agency, Disbursement and Control
                            Agreement.

SECURITIES ACT:             United States Securities Act of 1933, as amended.

SECURITY AGREEMENTS:        The Issuer Security Agreement, the MDEH Pledge
                            Agreement and the Subsidiary Security and Pledge
                            Agreements and the Owner Subsidiary Security
                            Agreements.

SECURITY DOCUMENTS:         The Security Agreements, the Subsidiary Mortgages,
                            the Assignments of Rents and Leases, the Memorandum of Lease, the Consents, the Agency, Disbursement and Control Agreement, the Accession Agreements and any financing statements filed in connection with any of the foregoing.

SENIOR FINANCIAL OFFICER:   The chief financial officer, principal accounting
                            officer, treasurer or comptroller (or, in their absence, the president or any vice president knowledgeable with respect to the Issuer's or any Subsidiary Guarantor's financial matters, as applicable) of the Issuer or of any Subsidiary Guarantor.

SENIOR SECURED
INDEBTEDNESS:               The following Indebtedness of the Issuer:  (i)
                            Indebtedness arising under the Note Purchase
                            Agreement or under the Notes or the other Financing
                            Documents, (ii) Additional Indebtedness and (iii)
                            Qualifying Capital Expansion Indebtedness.

SIERRA PACIFIC:             Sierra Pacific Resources, a Nevada corporation and
                            holder of 25% of the equity interests in Northwind
                            Aladdin.

SPONSOR COVENANT:           The Sponsor Covenant dated as of the date of the
                            Note Purchase Agreement, substantially in the form of Exhibit I to the Note Purchase Agreement from
                            Macquarie.

STANDARD & POOR'S:          Standard & Poor's Rating Group, a division of McGraw
                            Hill, Inc.

STOCK PURCHASE AGREEMENT:   The Stock Purchase Agreement (Nevada) dated as of
                            December 26, 2003 among the Issuer, MDEH, Macquarie,
                            Exelon Corporation and MDE Thermal Holdings, Inc.

SUBORDINATED DEBT:          Affiliate Subordinated Debt, Intercompany
                            Subordinated Indebtedness or other Indebtedness of the Issuer or any of its Subsidiaries that is subordinated in right of payment to the Notes on the terms set forth in Exhibit H to the Note Purchase
                            Agreement.

SUBSIDIARY:                 As to any Person, any corporation, association or
                            other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries
                            (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person and/or one or more of its Subsidiaries). Unless the context clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Issuer.

SUBSIDIARY GUARANTORS:      Thermal Chicago Corporation, ETT Nevada Inc., ETT
                            National Power, Inc., any Subsidiary of the Issuer indirectly owning a District Energy Project and the Owner Subsidiaries, in each case, to the extent owned by the Issuer.

SUBSIDIARY GUARANTOR
SECURITY AGREEMENTS:        The Subsidiary Security and Pledge Agreements and
                            the Owner Subsidiary Security Agreements.

SUBSIDIARY MORTGAGES:       The following mortgages, each dated as of the date
                            hereof: (a) the Leasehold Mortgage, Security
                            Agreement, Assignment of Leases and Rents and
                            Fixture Filing (Plant 1) by LaSalle Bank, N.A., not personally but as successor trustee to American
                            National Bank and Trust Company of Chicago, as trustee under a Trust Agreement dated April 29, 1993 and known as Trust No. 116920-01, to and for the benefit of the Collateral Agent, (b) the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (Plant 2) by Chicago Title Land
                            Trust Company, not personally but solely as trustee under a Trust Agreement dated April 26, 1994 and known as Trust No. 1099363, to and for the benefit of the Collateral Agent, (c) the Leasehold Mortgage,
                            Security Agreement, Assignment of Leases and Rents and Fixture Filing (Plant 3) by MDE Thermal, to and for the benefit the Collateral Agent, (d) the Leasehold Mortgage, Assignment of Leases and Rents and Fixture Filing (Plant 4B) by Northwind Chicago, to and for the benefit of the Collateral Agent and
                            (e) the Leasehold Mortgage, Assignment of Leases and
                            Rents and Fixture Filing (Plant 4A, Plant 5 and
                            Various Easements) by MDE Thermal, to and for the benefit of the Collateral Agent.

SUBSIDIARY SECURITY AND
PLEDGE AGREEMENTS:          The Guaranty, Pledge and Security Agreements,
                            dated as of the Initial Disbursement Date, substantially in the form of Exhibit D1 to the Note
                            Purchase Agreement from each of Thermal Chicago
                            Corporation and ETT National Power, Inc., and the
                            ETT Nevada Guaranty and Security Agreement and the
                            ETT Nevada Pledge Agreement.

TAX OR TAXES:               All taxes (whether income, documentary, sales,
                            stamp, registration, issue, capital, property, excise or otherwise), duties, levies, imposts, fees, charges or withholdings.

TAX RESERVE ACCOUNT:        As defined in the Agency, Disbursement and Control
                            Agreement.

TITLE INSURANCE COMPANY:    Chicago Title Insurance Company.

TOTAL LOSS:                 Any Event of Loss (including condemnation,
                            seizure, requisition or taking) which, in the reasonable determination of the Majority
                            Noteholders, causes the relevant District Energy
                            Project to be permanently unable to continue
                            Operating.

TRANSACTION DOCUMENTS:      The Financing Documents and the Project Documents.

UCC: The Uniform Commercial Code as in effect from time to time in the State of New York.

VOTING INTERESTS:           The membership interests in the Issuer by their
                            terms possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the Issuer and not subject to a voting trust or another arrangement transferring any such power to or for the benefit of any other
                            Person.

WITHDRAWAL LIABILITY:       Liability to a Multiemployer Plan as a result of a
                            complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in
                            Part I of Subtitle E of Title IV of ERISA.

            B. Principles of Interpretation. In the Note Purchase Agreement, unless otherwise indicated and unless otherwise required by the context, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the words "will" and "shall" when used in connection with an obligation shall be deemed to be interchangeable; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to the Note Purchase Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Financing Document); and references to Persons include their respective permitted assigns and successors and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.